U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Rhove Real Estate 1, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

629 N. High Street, 6th Floor

Columbus, Ohio 43215

614-321-2421

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

1440 G Street NW

Washington DC 20005

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

6500	86-3699370
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A/A .

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A/A : TIER 2

Dated: November 1, 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Rhove Real Estate 1, LLC

629 N. High Street, 6th Floor

Columbus, Ohio 43215

614-321-2421

www.Rhove.com

Best Efforts Minimum-Maximum Offering of

Gravity Series Shares (“Gravity Shares”)

Up to 40,600,000 Gravity Shares at $1.00 per Share

Minimum Investment: 1 Gravity Share ($1.00)

Minimum Offering: $38,600,000.00

Maximum Offering: $40,600,000.00

Best Efforts Offering of

Empire Series Shares (“Empire Shares”)

Up to 535,000 Empire Shares at $1.00 per Share

Minimum Investment: 1 Empire Share ($1.00)

Minimum Offering: None

Maximum Offering: $535,000.00

Best Efforts Minimum-Maximum Offering of

City Park Quad (Columbus) Series Shares (“City Park Quad (Columbus) Shares”)

Up to 535,000 City Park Quad (Columbus) Shares at $1.00 per Share

Minimum Investment: 1 City Park Quad (Columbus) Share ($1.00)

Minimum Offering: $135,000.00

Maximum Offering: $535,000.00

See Description of the Securities – Pages 73, 81 and 88 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 180 days from the date of qualification by the Securities And Exchange Commission,

Unless Extended For Up To Another 365 days By The Managing Member or Terminated Earlier By The Managing Member.

The Shares Offered Herein Do Not Have Voting Rights. See Page 106 below for further details.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 31 THROUGH 62 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “minimum maximum” basis, the following disclosures are hereby made:

For sales of securities through Dalmore Group, LLC for Gravity Series:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$1.00	$0.02	$0.98	None
Minimum Investment	$1.00	$0.02	$0.98	None

Minimum Offering	$38,600,000.00	$772,000.00	$37,828,000.00	None
Maximum Offering	$40,600,000.00	$812,000.00	$39,788,000.00	None

For sales of securities through Dalmore Group, LLC for Empire Series:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$1.00	$0.02	$0.98	None
Minimum Investment	$1.00	$0.02	$0.98	None
Maximum Offering	$535,000.00	$10,700.00	$524,300.00	None

For sales of securities through Dalmore Group, LLC for City Park Quad (Columbus) Series:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$1.00	$0.02	$0.98	None
Minimum Investment	$1.00	$0.02	$0.98	None
Minimum Offering	$135,000.00	$2,700.00	$132,300.00	None
Maximum Offering	$535,000.00	$10,700.00	$524,300.00	None

•The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 2% of the gross proceeds raised in the Offering. Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore is not an underwriter and will not be paid underwriting fees but will be paid service fees. See “Plan of Distribution.”

(2)  Payment of expenses and fees of this Offering, which are estimated to not exceed $1,836,600, will be deducted from Proceeds to Company, and will include, among other things, legal fees, sourcing fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, escrow fees, other costs of blue sky compliance, asset improvements, sourcing fees, cash reserves and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

To capitalize each Series, the Company will market and advertise each Asset on a website and or mobile software application owned and operated by its parent company, Roost Enterprises, Inc., a Delaware corporation d/b/a Rhove (the “Rhove Platform”).

Notwithstanding the foregoing, investors using the Rhove Platform may be charged additional fees that are not included in the Offering Proceeds (the “Technology Processing Fees”). Technology Processing Fees, if any, will be disclosed at the time of purchase and will be added to the purchase of shares in the Offering. Technology Processing Fees may include technology fees, platform fees and third party ACH, credit card, banking or other processing fees that are disclosed to the investor at the time of purchase, unless otherwise waived in whole or in part by the Rhove Platform in its sole discretion.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Rhove Real Estate 1, LLC (“we,” “us,” “our,” “Rhove Real Estate 1” or the “Company”) is a Delaware series limited liability company that has been formed to enable public investment into the places that they live, work, and play, and to lower the barriers to entry of commercial real estate more generally. The Company will designate each series to invest in an individual real estate property or project by acquiring an ownership interest in the business entity that holds title to such property (such ownership interest, an “Asset”). The rights associated with such Assets will range from a controlling interest, to a right to vote on certain major decisions, to a purely passive ownership stake in the underlying property or project (each, a “Property”). In the event that the rights associated with an Asset constitute anything other than a controlling interest, then we will rely substantially on the management decisions of our joint venture partner (“Property Partner”).

The managing member of the Company is Roost Enterprises Inc. d/b/a Rhove (“Managing Member” “Manager” or “Roost”), a Delaware corporation, which is a technology business that enables investors to invest in individual commercial and multifamily real estate assets. The Company is a wholly-owned subsidiary of Roost.

The first series is designated as “Gravity Series.” We are offering a minimum of 38,600,000 shares in Gravity Series (“Gravity Series Shares”) up to a maximum of 40,600,000 Gravity Series Shares at a purchase price of $1.00 per Gravity Series Share, for a minimum aggregate amount of $38,600,000.00 and a maximum aggregate amount of $40,600,000.00, on a best efforts “minimum-maximum” basis. The proceeds of the offering will be used for Gravity Series to acquire an ownership interest in “The Gravity Project, LLC”, an Ohio limited liability company that holds title to the underlying property, as further described herein. The initial closing of the offering of the Gravity Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $38,600,000.00 of Gravity Series Shares have been accepted. At or after the initial closing, the Gravity Series Offering shall continue and will not be suspended or delayed. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-

serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Gravity Series, the Gravity Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest. No Gravity Series securities are being offered by existing security-holders.

The second series is designated as “Empire Series.” We are offering up to a maximum of 535,000 shares in Empire Series (“Empire Series Shares”) on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. This is not a contingent offering and there is no contingency required to be met to hold the first closing. The first closing will be held on a date determined by the Managing Member in its sole discretion but will be held after the per investor minimum of 1 Share has been sold and no later than 15 days of the date subscriptions for the maximum aggregate amount of $535,000.00 of Empire Series Shares have been accepted. At or after the initial closing, the Empire Series Offering shall continue and will not be suspended or delayed. The Empire Series Shares are being offered at a purchase price of $1.00 per Empire Series Share. The proceeds of the offering will be used for Empire Series to acquire an ownership interest in “Empire Cooperatives, LLC”, an Iowa limited liability company that holds title to the underlying property, as further described herein. There is no minimum number of Empire Series Shares (other than the per investor minimum of 1 Share) that needs to be sold in order for funds to be released to the Company and for Empire Series to hold its first closing. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Empire Series, the Empire Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest. No Empire Series securities are being offered by existing security-holders.

The third series is designated as “City Park Quad (Columbus) Series.” We are offering a minimum of 135,000 shares in City Park Quad (Columbus) Series (“City Park Quad (Columbus) Series Shares”) up to a maximum of 535,000 City Park Quad (Columbus) Series Shares at a purchase price of $1.00 per City Park Quad (Columbus) Series Share. The proceeds of the offering will be used for City Park Quad (Columbus) Series to acquire an ownership interest in “BSH RE Sub Six LLC”, an Ohio limited liability company that holds title to the underlying property, as further described herein. The initial closing of the offering of the City Park Quad (Columbus) Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $135,000.00 of City Park Quad (Columbus) Series Shares have been accepted. At or after the initial closing, the City Park Quad (Columbus) Series Offering shall continue and will not be suspended or delayed. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the City Park Quad (Columbus) Series, the City Park Quad (Columbus) Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest. No City Park Quad (Columbus) Series securities are being offered by existing security-holders.

This offering (the “Offering”) is being conducted on a best efforts “minimum-maximum” basis or a best efforts, no minimum basis, as applicable and noted herein for each Series, pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing escrow account with PrimeTrust LLC (“PrimeTrust”) and will not be commingled with the operating account of Gravity Series, Empire Series, or City Park Quad (Columbus) Series, until, if and when there is an initial closing. See “Plan of Distribution” and “Securities Being Offered” for additional information.

Dalmore Group, LLC (“Dalmore”) will be acting as our executing broker in connection with this Offering and will be entitled to a brokerage fee equal to 2% of the gross proceeds of each series offering. See “Plan of Distribution.” All funds paid by subscribers in the offering will be deposited in an escrow account with PrimeTrust, as escrow agent.

The Company’s website and marketing materials are not incorporated into this Offering Circular. The photographs, drawings and graphics on the website and mobile application and in any marketing materials are for illustrative purposes only.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE SHARES OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF SHARES WILL NOT BE PERMITTED UNLESS SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY.  AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND

INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription if it is determined that an investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Notice to prospective investors in the European Economic Area:

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

•to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

•in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This offering circular has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for us to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. We have not authorized, nor do we authorize, the making of any offer of shares in circumstances in which an obligation arises for us to publish a prospectus for such offer. For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, our company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act. The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC. Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong

Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A/A , Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its technology services and real estate holdings; (ii) the targeting of markets, whether in the technology, investment, or real estate industries in which it operates; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or

“continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions that are based on reasonable assumptions, and you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results, whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

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About This Form 1-A/A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A/A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A/A and Offering Circular. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A/A and Offering Circular is accurate only as of the date of this Form 1-A/A and Offering Circular, regardless of the time of delivery of this Form 1-A/A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A/A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made that circumstances have not changed since the date of this Form 1-A/A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A/A, Offering Circular or other materials supplied herewith except as required by law in which case the Company will file post-qualification amendments or offering circular supplements as facts and circumstances warrant. The delivery of this Form 1-A/A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A/A and Offering Circular. This Form 1-A/A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

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TABLE OF CONTENTS

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS	19
OFFERING SUMMARY	28
RISK FACTORS	31
DILUTION	62
DESCRIPTION OF BUSINESS	62
DESCRIPTION OF GRAVITY SERIES	73
USE OF PROCEEDS FOR GRAVITY SERIES	79
DESCRIPTION OF EMPIRE SERIES	81
USE OF PROCEEDS FOR EMPIRE SERIES	86
DESCRIPTION OF CITY PARK QUAD (COLUMBUS) SERIES	88
USE OF PROCEEDS FOR CITY PARK QUAD (COLUMBUS) SERIES	93
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	95
Overview	95
Operating Results	95
Liquidity and Capital Resources	95
Prior Offerings of Series Interests	95
Plan of Operations	96
MANAGEMENT	96
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	101
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	102
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	102
DESCRIPTION OF THE SECURITIES BEING OFFERED	102
U.S. FEDERAL INCOME TAX CONSIDERATIONS	116
ERISA CONSIDERATIONS	144
PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE	145
LEGAL MATTERS	153
WHERE TO FIND ADDITIONAL INFORMATION	153
SECTION F/S FINANCIAL STATEMENTS	155
SIGNATURES	177
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	178

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

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The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A/A filed with the Securities and Exchange Commission, (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A/A and Offering Circular. Except where the context suggests otherwise, the terms “Company,” “we,” “us” and “our” refer to Rhove Real Estate 1, LLC, a Delaware series limited liability company, together with its consolidated Series; references in this offering circular to the “Managing Member” refer to Roost Enterprises, Inc., a Delaware corporation and the managing member of the Company, and each of its Series and their subsidiaries. All references in this offering circular to “$” or “dollars” are to United States dollars. You are encouraged to seek the advice of your attorney, tax consultant, investment advisor and business advisor with respect to the legal, tax, and business aspects of an investment in the Shares.

Company Overview

Rhove Real Estate 1, LLC is a newly organized Delaware series limited liability company that has been formed to enable public investment into the places that they live, work, and play, and to lower the barriers to invest in commercial real estate more generally. The Company will designate each series (“Series”) to invest in an individual real estate property or project (a “Property”) by acquiring an ownership interest in the business entity that holds title to such Property (such ownership interest, an “Asset”). To capitalize each Series, the Company will market and advertise each Asset on a website and software application owned and operated by its parent company, Roost Enterprises, Inc., a Delaware corporation d/b/a Rhove (the “Rhove Platform”).

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. Some Series may elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year of completion of the initial public offering of Shares of such Series.

We are offering interests (“Shares”) in each of the Series of the Company, which represent fractional shares of ownership in such Series of the Company. All of the Series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series described above may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” Investors will be referred to herein as “Investors” or “Shareholders.” In our limited liability company agreement dated July 13, 2021, as amended (“LLC Agreement”), Investors or Shareholders may be also referred to as ”Investor Member” or “Economic Members”. You are encouraged to thoroughly read this Offering Circular and the LLC Agreement, to ask any questions of management and to consult with your legal, investment and tax professionals prior to investing. See “Securities Being Offered” for additional information regarding the Shares.

The Shares represent an investment solely in a particular Series and, thus, indirectly in the Property through the Series ownership of the Asset. The Shares do not represent an investment in the Company or the Managing Member. We do not anticipate that any Series will own anything other than the single Asset associated with a single Property. We currently anticipate that the operations of the Company, including the designation of additional Series and the corresponding acquisition of additional Assets, will benefit Investors by allowing Investors to participate in the ownership of the places that they live, work, and play, as well as lowering barriers to entry in commercial real estate investment more generally.

There may be one or more separate closings (each, a “Closing”) with respect to each Series Offering. The initial closing of the offering of the Gravity Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $38,600,000.00 of Gravity Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Gravity Series, the Gravity Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest.

If an initial closing is held after the minimum aggregate amount of $38,600,000.00 has been accepted, but prior to the maximum aggregate amount of $40,600,000.00 being accepted, the Gravity Series Offering shall continue and will not be suspended or delayed. The offering will continue and no additional closing shall occur until the maximum aggregate amount of $40,600,000.00 has been accepted.  The second closing of the offering of the Gravity Series Shares will occur within 15 days after the date subscriptions for the maximum aggregate amount of $38,600,000.00 of Gravity Series Shares have been accepted.

Because there is no minimum number of Empire Series Shares (other than the per investor minimum of 1 Share) that needs to be sold in order for funds to be released to the Company and for Empire Series to hold its first closing. The first closing will be held on a date determined by the Managing Member in its sole discretion but will be held after the per investor minimum of 1 Share has been sold and no later than 15 days of the date subscriptions for the maximum aggregate amount of $535,000.00 of Empire Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Empire Series, the Empire Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii)

any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest.

If an initial closing is held in the Managing Member’s discretion, the Empire Series Offering shall continue and will not be suspended or delayed. The offering will continue and no additional closing shall occur until the maximum aggregate amount of $535,000.00 has been accepted.  The second closing of the offering of the Empire Series Shares will occur within 15 days after the date subscriptions for the maximum aggregate amount of $535,000.00 of Empire Series Shares have been accepted.

The initial closing of the offering of the City Park Quad (Columbus) Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $135,000.00 of City Park Quad (Columbus) Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the City Park Quad (Columbus) Series, the City Park Quad (Columbus) Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest.

If an initial closing is held after the minimum aggregate amount of $135,000.00 has been accepted, but prior to the maximum aggregate amount of $535,000.00 being accepted, the City Park Quad (Columbus) Series Offering shall continue and will not be suspended or delayed. The offering will continue and no additional closing shall occur until the maximum aggregate amount of $535,000.00 has been accepted.  The second closing of the offering of the City Park Quad (Columbus) Series Shares will occur within 15 days after the date subscriptions for the maximum aggregate amount of $535,000.00 of City Park Quad (Columbus) Series Shares have been accepted.

Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with PrimeTrust acting as escrow agent, the “Escrow Agent,” and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series. See “Plan of Distribution” and “Securities Being Offered” for additional information.

Investment Objective

Our investment objective is to generate a return to our Investors through distributions of operating profits and long-term appreciation of the Properties. We cannot assure you that we will attain this objective or that the value of our assets will not decrease.

Securities Being Offered

Our initial Series designations are Gravity Series, Empire Series, and City Park Quad (Columbus) Series. Investors will acquire Shares in a Series, whose sole asset in each case is a limited liability company membership interest into the business entity that owns the underlying real estate property in fee simple.

The Gravity Series

Gravity is located at 500 West Broad Street, Columbus, Ohio near downtown in the Franklinton Neighborhood. Gravity is a “New Urban” Mixed-Use Property with 234 apartment units, ±45,664 rsf of office space, ±35,807 rsf of ground-level retail space, and a 564-space parking garage. There are 55 studio/efficiency units, 114 one-bedroom units, and 65 two-bedroom units. See “Description of Gravity Series” below for further details.

The Empire Series

The Empire Series of the Company (“Empire Series”) has been established to enable investors to participate in the ownership of a twenty-seven (27) unit senior living facility located at 601 22nd Avenue, Silvis, Illinois 61282 (the “Empire Series Property”). The Empire Series Property is currently owned in fee simple by Empire Cooperatives LLC, an Iowa limited liability company (the “Empire Series Joint Venture” or “Empire Series JV”). On September 14, 2021, Empire Series entered into a membership interest purchase agreement (“MIPA”) to acquire up to 32.05% of the JV from its sole owner, Ben Eastep (the “Empire Series Property Partner”). The Empire Series Property is a 22,901 square development project situated on a 2.81-acre site and will have a total of 27 physical units, consisting of fifteen (15) one-bedroom units, twelve (12) two-bedroom units, and twenty seven (27) garages. The Empire Series Property is scheduled for completion in late December 2021.

The City Park Quad (Columbus) Series

The City Park Quad (Columbus) Series of the Company (“City Park Quad (Columbus) Series”) has been established to enable investors to participate in the ownership of a four (4) unit multifamily building located at 571-575 ½ City Park Avenue, Columbus, Ohio 43215 (the “City Park Quad (Columbus) Property”). The City Park Quad (Columbus) Property is currently owned in fee simple by BSH RE Sub Six LLC, an Ohio limited liability company (the “City Park Quad (Columbus) Joint Venture” or “City Park Quad (Columbus)  JV”). On October 21, 2021, City Park Quad (Columbus) entered into a membership interest purchase agreement to acquire a minimum 10.90% and a maximum 54.35% membership interest in the City Park Quad (Columbus) JV from its sole owner, BSH RE HOLD LLC, an Ohio limited liability company (the “City Park Quad (Columbus) Property Partner”). The City Park Quad (Columbus) Property is a pre-existing brick residence built in 1900 in the historic German Village area of Columbus on .0789 acres. It is comprised of 3,024 square feet, currently subdivided in to 4 units. Each unit has 1 bedroom and 1 full bath. The City Park Quad (Columbus) Property will be used for short-term rentals on platforms such as AirBNB following extensive renovations.

See the “Securities Offered” section for further details. The minimum investment you can make for any Series is $1.00 (1 Share) in each Series. To qualify a Series for tax treatment as a real estate investment trust (REIT), the maximum investment is equal to 9.8% of the total Shares being offered for such Series, although such maximum thresholds may be waived by the Managing Member in its sole discretion.

The Managing Member

The Company is managed by Roost (the “Managing Member” or “Manager”). Pursuant to the LLC Agreement, the Managing Member has full power and authority to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series in pursuit of the Company’s purpose without a vote of approval by the Investors. With respect to each Series, the Managing Member may appoint an asset manager (“Asset Manager”) to oversee the day-to-day management of such Asset.

Prior to this Offering, the Managing Member has conducted other limited proof-of-concept business models designed to generate savings for tenants; however, neither the Company nor our Managing Member has sponsored prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our Company, the Managing Member, or their affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase our Shares.

Expenses

Each Series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such Series including, but not limited to:

(a)Brokerage Fee;

(b)Acquisition Costs;

(c)Offering Expenses;

(d)Operating Expenses;

(e)Asset Management Fee; and

(f)Sourcing Fee.

“Brokerage Fee” means the fee payable to a Broker for the purchase by an Investor of an amount agreed upon by the Managing Member and a Broker from time to time and specified in any Series Designation. For Gravity Series, the Brokerage Fee is in an amount equal to up to 2.0% of the Initial Offering proceeds.

“Acquisition Costs" means, in respect of each series, fees and expenses incurred in connection with the investment in, or development or acquisition of a Series Asset.

“Offering Expenses” means, in respect of each Series, all fees, costs and expenses incurred in connection with executing the Offering, including underwriting, legal, accounting, escrow, and compliance costs, as well as  its allocated share of fees and expenses related to Company formation, legal, consulting, filing fees and any other expenses incurred in connection with facilitating the Offering. Additionally, Each Series will pay or reimburse the Manager for all costs and expenses incurred in connection with the evaluation, discovery, investigation, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, marketing costs and expenses incurred in connection with promoting the Offering, technology costs, photography, videography, and other expenses in order to prepare the profile for the Series Asset to be accessible to Investors via the Rhove Platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of the Series Asset that are not otherwise included in the Acquisition Costs.

“Operating Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series or such Series’ pro rata share (as determined by the allocation policy of the Company, if applicable) of any such fees, costs, and expenses allocable to the Company:

i.any and all fees, costs, and expenses incurred in connection with the management of a Series or Series Asset (other than those related to Acquisition Costs);

ii.any fees, costs, and expenses incurred in connection with preparing any reports and accounts of each Series Asset, including any blue sky filings required in order for a Series to be made available to investors in certain states and any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

iii.any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or the Asset Manager, in connection with the Series Asset;

iv.any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments, or withdrawals;

v.any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

vi.any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, or the Asset Manager in connection with the affairs of the Company or a Series;

vii.the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

viii.all custodial fees, costs, and expenses in connection with the holding of a Series Asset or Interests;

ix.any fees, costs, and expenses of a third party registrar and transfer agent appointed by the Managing Member in connection with a Series;

x.the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

xi.the cost of any audit of a Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

xii.any indemnification payments;

xiii.the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series’ legal affairs;

xiv.the costs of any other outside appraisers, valuation firms, marketing, accountants, attorneys, or other experts or consultants engaged by the Managing Member in connection with the operations of the Company or a Series; and

xv.any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

“Asset Management Fee” means an amount paid as compensation in exchange for the performance of asset management services to the Managing Member or the Asset Manager, calculated quarterly for each Series, as set forth in the applicable Series Designation. For Gravity Series, Empire Series, and City Park Quad (Columbus) Series, the Asset Management Fee is an amount equal to 1.0% of the purchase price paid by the Series for the Asset as of the end of the preceding calendar quarter. The items of compensation are summarized in the table on page 84. See “Compensation Of Directors And Executive Officers.”

“Sourcing Fee” means the sourcing fee which is paid to the Managing Member or its Affiliate as consideration for assisting in the sourcing of such Series Asset and as specified in each Series Designation, to the extent not waived by the Managing Member in its sole discretion. For Gravity Series, the Sourcing Fee is $406,000, unless waived in whole or in part by the Managing Member in its sole discretion. For Empire Series, the Sourcing Fee is $5,350 not to exceed 1.0% of the Offering, unless all or a portion is waived by the Managing Member in its sole discretion. For City Park Quad (Columbus) Series, the Sourcing Fee is $5,350 not to exceed 1.0% of the Offering, unless all or a portion is waived by the Managing Member in its sole discretion.

Managing Member will pay and the Investors will not bear the cost of: (i) any annual administration fee to the Broker or such other amount as is agreed between the Broker and the Managing Member from time to time, (ii) all of the ordinary overhead and administrative expenses of the Managing Member including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses, (iii) any Dead Deal Costs, and (iv) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering document. “Dead Deal Costs” means all fees, costs, and expenses incurred in connection with any Series Asset proposals pursued by the Company, the Managing Member, or a Series that do not proceed to completion.

If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Managing Member may: (i) issue additional Shares in such Series in accordance with the LLC Agreement; (ii) pay such excess Operating Expenses and not seek reimbursement; and/or (iii) enter into an agreement pursuant to which the Managing Member loans to the Company an amount equal to the remaining excess Operating Expenses (the “Operating Expenses Reimbursement Obligation(s)”). The Managing Member, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) become repayable when cash becomes available for such purpose in accordance with the LLC Agreement. See “Description of Business-Operating Expenses.”

Transferability; Restrictions on Ownership of our Shares

The Shares are generally transferrable through the Rhove Platform; provided that the Managing Member may refuse a transfer of Shares if such transfer would (i) result in the transferee directly or indirectly exceeding in any trailing twelve month period, 10% of the greater of such holders annual income or net worth or, with respect to any entity, 10% of the greater of such holders annual revenue or net assets at fiscal year-end (“the Individual Aggregate 12-Month Investment Limit”) or owning in excess of the Aggregate Ownership Limit; (ii) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless such Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company; (iii) cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA; (iv) adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject; (v) require registration of the Company, any Series, or any Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or (vi) violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

Furthermore, the Managing Member may pursue REIT tax treatment for a Series. To assist each of the Series in qualifying as a REIT, the LLC Agreement includes additional transfer restrictions that, unless otherwise permitted by the Managing Member, would result (i) in any Investor owning the number or value of Shares (whichever is more restrictive) in excess of the Aggregate Ownership Limit, (ii) in any Investor constituting more than 9.8 percent (the “Series Interest Ownership Limit”); (iii) in the Company being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iv) in a Series having less than 100 Shareholders; or (v) a Series otherwise failing to qualify as a REIT. See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Distribution Rights

The Company will make distributions of Free Cash Flows of each Series to the Shareholders in proportion to their Series Shares as of a record date selected by the Managing Member. “Free Cash Flow” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any operating expenses related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with the LLC Agreement. See “Description of the Securities Being Offered-Distribution Rights.”

Notwithstanding the foregoing, in order to qualify as a REIT, a Series would generally be required to distribute dividends, other than capital gain dividends, to our Investors in an amount at least equal to the sum of 90% the taxable income of such Series. To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, Investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends. See “Annual Distribution Requirements.”

Our Company Information

Our principal executive offices are located at 629 N. High Street, 6th Floor, Columbus, Ohio 43215. Our telephone number is 614-321-2421. We maintain a website at www.Rhove.com. Information contained on, or accessible through, our website or mobile application is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Securities and Exchange Commission.

Summary Risk Factors

An investment in our Shares involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our Shares. If any of the following risks occur, the business, financial condition or results of operations of each of our Series could be materially and adversely affected. In that case, the value of your Shares could decline, and you may lose some or all of your investment.

•We have limited operating history, and there is no guarantee that we will be successful in the operation of the Company.

•We are employing a novel business model, which may make an investment in our Shares difficult to evaluate as it is unique to the real estate industry.

•We and the Managing Member may not be able to successfully operate our Assets or generate sufficient operating cash flows to make or sustain distributions to our Shareholders.

•We depend on the Managing Member for the success of each Series and upon access to other professionals and contractors. We may not find a suitable replacement for the

Managing Member if removed, or if key personnel leave the employment of Managing Member or otherwise become unavailable to us.

•The Managing Member may not be removed by a vote of the Investors, which may make it difficult or costly to end our relationship with the Managing Member in respect of a Series.

•Potential conflicts of interest may arise among the Managing Member and its affiliates, on the one hand, and our Company and the Series Investors, on the other hand.  Conflicts may also arise between our Property Partners or other third parties related to our Properties, on the one hand, and our Company and the Series Investors, on the other hand.

•The Properties may be unable to renew leases, lease vacant space, or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect a Series’ financial condition, results of operations, and cash flow.

•Our Properties, either partly or wholly owned by a Series, will be reliant on Property Partners and managed third parties (“Property Managers”) outside of the direct control of the Company or the Managing Member, which may make an investment in our Shares difficult to evaluate.

•We may not be able to control a Series’ operating costs, or the Series’ expenses may remain constant or increase, even if income from a Property decreases, causing a Series’ results of operations to be adversely affected.

•Our Investors do not elect or vote on our Advisory Committee or the Managing Member of our Company and have no ability to influence decisions regarding the businesses of a Series.

•Shareholders will have limited voting rights and will be bound by decisions made by the Managing Member.

•We have not established a minimum distribution payment level for any Series and a Series may be unable to generate sufficient cash flows from its operations to make distributions to Shareholders at any time in the future.

•Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Shares.

•For those Series which elect REIT status, the failure of a Series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our Shares.

OFFERING SUMMARY

Securities being offered: For Gravity Series, we are offering up to a maximum of 40,600,000 Gravity Series Shares, at a purchase price of $1.00 per Gravity Series Share, for a maximum aggregate amount of $40,600,000.00. The Offering is being conducted on a best efforts “minimum-maximum” basis meaning no closing may take place until we have received the minimum amount of $38,600,000.00.

For Empire Series, we are offering up to a maximum of 535,000 Empire Series Shares at a purchase price of $1.00 per Empire Series Share, for a maximum aggregate amount of $535,000.00. This Offering is being conducted on a “best efforts” basis meaning we may close upon receipt of the first $1.00.

For City Park Quad (Columbus) Series, we are offering up to a maximum of 535,000 City Park Quad (Columbus) Series Shares at a purchase price of $1.00 per City Park Quad (Columbus) Series Share, for a maximum aggregate amount of $535,000.00. This Offering is being conducted on a best efforts “minimum-maximum” basis meaning no closing may take place until we have received the minimum amount of $135,000.00.

Each Series we offer, including the Gravity Series Shares, Empire Series Shares, and City Park Quad (Columbus) Series Shares, are intended to be a separate series of the Company for purposes of accounting for assets and liabilities. See “Description Of The Securities Being Offered” for further details. All of the Series Shares will be non-voting except as may be required under Delaware law. The purchase of any series shares including the Gravity Series Shares, Empire Series Shares, and City Park Quad (Columbus) Series Shares, is an investment only in that particular Series of the Company and not an investment in our Company as a whole.

Offering price per each Series Share: $1.00.

Minimum and maximum subscription: The minimum subscription by an Investor is in each Series is $1.00 (1 Series Share) and the maximum subscription by any investor is for each Series Shares will be limited to 9.8% of the total Shares being offered for each Series, although such maximum thresholds may be waived by the Managing Member in its sole discretion.

Broker: We have entered into an agreement with Dalmore, which is acting as our executing broker in connection with this Offering. Dalmore is a broker-dealer which is registered with the Commission and is registered in each state where this Offering will be made and with such other regulators as may be required to execute the transactions and provide related services in connection with this Offering. Dalmore is a member of the Financial Industry Regulatory Authority, Inc. (FINRA) and the Securities investor Protection Corporation (SIPC).

Restrictions on investment: Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details. The Managing Member may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.”

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)

(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account: The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with PrimeTrust acting as the Escrow Agent and will not be commingled with the operating accounts of the Gravity Series

Empire Series or City Park Quad (Columbus) Series, until there is a Closing with respect to that Investor in the Series in which the Investor subscribed, if any.

When the Escrow Agent has received instructions from the Managing Member that the offering will close and the Investor’s subscription is to be accepted (either in whole or part), the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the applicable account of Gravity Series, Empire Series or City Park Quad (Columbus) Series.

If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest. Any costs and expenses  associated with a terminated offering will be borne by the Managing Member.

Offering period: Each Series Offering will commence within 48 hours of qualification of this Form 1-A/A and Offering Circular by the Commission. The initial closing of the offering of the Gravity Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $38,600,000.00 of Gravity Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Gravity Series, the Gravity Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest.

Because there is no minimum number of Empire Series Shares (other than the per investor minimum of 1 Share) that needs to be sold in order for funds to be released to the Company and for Empire Series to hold its first closing. The first closing will be held on a date determined by the Managing Member in its sole discretion but will be held after the per investor minimum of 1 Share has been sold and no later than 15 days of the date subscriptions for the maximum aggregate amount of $535,000.00 of Empire Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Empire Series, the Empire Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest.

The initial closing of the offering of the City Park Quad (Columbus) Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $135,000.00 of City Park Quad (Columbus) Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series.

If an initial closing has not occurred for the City Park Quad (Columbus) Series, the City Park Quad (Columbus) Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest.

Use of proceeds: The proceeds received in the Offering will be applied in the following order of priority of payment:

•Brokerage Fees: Assuming a maximum raise of $40,600,000 for Gravity Series, Dalmore will receive a fee equal to $812,000.00. Assuming a maximum raise of $535,000 for Empire Series or City Park Quad (Columbus) Series, Dalmore will receive a fee equal to $10,700. Total brokerage fees are not to exceed 2% of the gross proceeds of the offering.

•Acquisition Costs: In general, these include all costs, fees and expenses incurred in connection with the investment in and acquisition of a Series Asset.

•Offering Expenses: Each Series, as applicable, will reimburse the Managing Member for all fees, costs and expenses incurred in connection with executing the Offering, including underwriting, legal, accounting, escrow, and compliance costs, as well as  its allocated share of fees and expenses related to Company formation, legal, consulting, filing fees and any other expenses incurred in connection with facilitating the Offering. Additionally, each Series will pay or reimburse the Manager for all costs and expenses incurred in connection with the evaluation, discovery, investigation, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, marketing costs and expenses incurred in connection with promoting the Offering, technology costs, photography, videography, and other expenses in order to prepare the profile for the Series Asset to be accessible to Investors via the Rhove Platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of the Series Asset that are not otherwise included in the Acquisition Costs.

•Sourcing Fee:  Each Series will pay to the Managing Member a flat sourcing fee which may be waived in whole or in part by the Managing Member in its sole discretion.

•Asset Improvements: In the case of Gravity Series only, a flat fee of $100,000 will be paid by Gravity Series as tenant improvements towards a second floor commercial office space for the offices of the Managing Member.

•Cash Reserves: Each Series will reserve an amount not to exceed 0.54% of the gross proceeds from the offering to be used for on-going G&A expenses, and any unforeseen expenses related to administering assets.

•Operating Expenses:  Each Series will pay any and all fees, costs, and expenses incurred in connection with the operation of such Series, such as regulatory filing fees, directors and officers insurance, and legal, tax, audit and other fees paid for professional services, as determined by the Managing Member in its reasonable discretion.

•Asset Management Fee:  Each Series will pay to the Managing Member or its an annual management fee in an amount equal to 1.0% of purchase price paid for the Series Asset as of the end of the preceding calendar quarter, which will be updated to reflect additional purchases of Series Assets made from time to time.

See “Use of Proceeds,” “Management—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:Investing in any Series of the Company including Gravity Series, the Empire Series and/or the City Park Quad (Columbus) Series involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in the Gravity Series Shares, the Empire Series Shares or City Park Quad (Columbus) Series Shares.

RISK FACTORS

An investment in our Shares involves risks. In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our Shares offered by this offering circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our Company, the ability of our Company to make cash distributions to the holders of Shares and the market price of our Shares, which could cause you to lose all or some of your investment in our Shares. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.”

Risks relating to the structure, operation and performance of our Company

Both we and the Managing Member are newly formed or early-stage entities with little or no prior operating history, which makes our future performance difficult to predict.

Both we and the Managing Member are newly formed or early-stage entities and have little or no prior operating history. You should consider an investment in our Shares in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Managing Member must, among other things:

•identify and acquire the Assets consistent with our investment strategies;

•increase awareness of our name within the investment products market;

•attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

•build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our Investors. There can be no assurance that we will achieve our investment objectives.

An investment in a Series Offering constitutes only an investment in that Series and not in the Company or directly in any Property.

An Investor in a Series Offering will acquire an ownership interest in the Series related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series, (iii) the Managing Member, (iv) directly in a Property associated with the Series or any Property owned by any other Series. Investors will have no voting rights with respect to Company matters or Series matters, and limited voting rights with respect to amendments to the LLC Agreement that (i) materially adversely and disproportionately affects the rights of a Shareholder; (ii) modifies provisions governing dissolution of the Company; or (iii) modifies the term of the Company. The Managing Member thus retains significant control over the management of the Company and each Series. Furthermore, because the Shares in a Series do not constitute an investment in the Company as a whole, holders of the Shares in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series. In addition, the economic interest of a holder in a Series will not be identical to owning a direct undivided interest in a Property.

The profitability of our Company’s Series will depend on our selection of, and the performance of, various third parties, and our selection of those third parties may be indirect.

The return on investment of each Series is highly dependent on the adequate operation of each Property held therein. The parties developing, constructing, and operating a Property held within a series may be third-parties, unrelated to the Managing Member and the Company and in turn, may be outside the direct control of the Managing Member and the Company.  The profitability of the Properties will depend, in turn, on our selection of our Property Partners, the accuracy of our Property Partners’ assumptions and valuation analyses pertaining to the Properties, the extent to which our Property Partners retain control over major decisions relating to the Properties, and the Property Partner’s experience and skill with respect to site selection, development, and operation of the Properties. The value of a Property may decline substantially after a Series purchases an Asset if the Property is not prudently selected, accurately valued, appropriately developed and adequately operated.

Each of Series will own and manage a single Asset, which represents an ownership interest in a single Property. Therefore, an investment in a single Series is a non-diversified investment.

We intend for each of our Series, through its subsidiaries, to own an indirect interest in a single Property. Each Series’ return on its investment will depend on the revenues generated by such Property and/or the appreciation of the value of the Property over time. These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing Properties as well as future Properties and government regulation (such as tax and building code charges). The value of a Property may decline substantially after a Series purchases its interest in it.

We have no historical financial operations and only recently commenced operations.

The Company was recently formed in 2021 and Gravity Series, Empire Series, and City Park Quad (Columbus) Series were designated in 2021. Investing in an early-stage company typically involves far more risk than in a mature, established Company.

There can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series.

Due to the early-stage nature of the Company, there can be no guarantee that the Company will reach its funding target from potential investors with respect to any Series or future proposed Series. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Assets through the issuance of further Series Shares and monetizing them to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional Series, this may impact any Investors already holding Shares as they will not see the benefits which arise from economies of scale following the acquisition by other Series of additional Assets.

We or a property manager may not be able to control the operating costs or the expenses may remain constant or increase, even if revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect the ability of a property manager or us to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease space, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a Property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we or the property manager may not be able to reduce expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a Property is not fully occupied or other circumstances cause our revenues to decrease. If we or the property manager are unable to decrease operating costs when demand for our Properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our Investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth.

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable Properties to acquire and purchasers for our Assets. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities may seek financing through similar channels to our Company. This competition could increase prices for Properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede the ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential and commercial real estate is highly competitive. Our Properties will compete based on a number of factors that include location, rental rates, security, suitability of a Property’s design to prospective tenants’ needs and the manner in which a Property is operated and marketed. The number of competing properties could have a material effect on the occupancy levels, rental rates and on the operating expenses of certain of our Properties. If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices offered on the Assets we acquire, the Properties may be unable to attract or retain tenants or re-lease space in the Properties, which could adversely affect our results of operations and cash flow.

Investments we make may be chosen with an intention for a particular Series to qualify to be taxed as a REIT, in the Managing Member’s sole discretion.

Certain of the Series may elect and qualify to be taxed as a REIT for U.S. federal income tax purposes, which determination will be made in the sole discretion of the Managing Member. REIT limitations restrict us from making investments that would cause less than 75% of the assets of such a Series to be comprised of assets other than real estate assets, cash and cash items (including receivables) and certain governmental securities, all as defined in the Internal Revenue Code. In addition, in order to maintain a Series’ status as a REIT, we must meet certain income tests with respect to our gross income and certain additional tests with respect to the assets of that Series.

Subject to REIT limitations, a Series may invest in the equity Shares of other issuers in connection with acquisitions of indirect Shares in real estate. Such an investment would normally be in the form of a general or limited partnership or membership interests in special purpose partnerships and limited liability companies that own a Property.

We, the Property Partners or the Property Managers may fail to successfully operate acquired Properties, which could adversely affect us and impede our growth.

The Managing Member’s and our Property Partners’ and/or Property Managers’ ability to identify and acquire Properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of Properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied. We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We or the Property Managers may also spend more than budgeted to make necessary improvements or renovations to acquired Properties and may not be able to obtain adequate insurance coverage for new Properties. Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired Properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our Shares.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our Shares.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

Compliance with governmental laws, regulations and covenants that are applicable to our residential and commercial properties may adversely affect our business and growth strategies.

Residential rental properties and commercial rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential or commercial Properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential or commercial Properties, including prior to acquiring any of our Assets or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the  timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our Property Partner’s or property manager’s ability to obtain permits, licenses and zoning approvals. Our property manager’s failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our Shares to decline.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series as them.

The Company is structured as a Delaware series limited liability company that issues Shares in a separate Series for each Asset.  Each Series will merely be a separate Series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding Shares in one Series is segregated from the liability of Investors holding Shares in another Series and the assets of one Series are not available to satisfy the liabilities of other Series. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series Shares as them. Furthermore, while we intend to maintain separate and distinct records for each Series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Shares or the likelihood of any distributions being made by a particular Series to its Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet our liabilities.

Risks Relating to the Offerings

We are offering our Shares pursuant to Tier 2 of Regulation A and the reduced disclosure requirements applicable to Tier 2 issuers may make our Shares less attractive to Investors as compared to a traditional initial public offering.

As a Regulation A Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Shares less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting. The differences between disclosures for Regulation A Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required. In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Shares, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of Properties and create economies of scale, which may adversely affect the value of the Shares or the ability to make distributions to Investors.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Regulation A Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Regulation A Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If the Company were to be required to register under the Investment Company Act or the Managing Member were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Managing Member may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Managing Member is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the Shares do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company has taken the position that the Properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Managing Member is not and will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Managing Member were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Managing Member may be forced to liquidate and wind up each Series or rescind the Offerings for any of the Series or the offering for any other Series.

Changes in Federal tax laws may have adverse or unexpected effects on our Investors.

The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of the Company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the Shares of one Series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to Management and Conflicts of Interest

We are dependent on the Managing Member and its affiliates and their key personnel who provide services to us through the LLC Agreement, and we may not find a suitable replacement if the LLC Agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the Managing Member to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the Managing Member’s executive team and other personnel and investors of Managing Member and expect to benefit from the same personnel and resources we need for the implementation and execution of our investment strategy. Some of our executive officers may also serve as an officer of the Managing Member, Roost Enterprises, Inc. The Managing Member will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the Managing Member. The executive officers and key personnel of the Managing Member will evaluate, negotiate, close and monitor our Assets. Our success will depend on their continued service.

In addition, we offer no assurance that the Managing Member will remain the Managing Member or that we will continue to have access to the Managing Member’s principals and professionals. If the LLC Agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the Managing Member and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Managing Member spends managing the business of our Company and may result in certain conflicts of interest.

Certain of the Managing Member’s officers also serve or may serve as officers or employees of Roost Enterprises, Inc. and other companies unaffiliated with Roost Enterprises, Inc. These other business activities may reduce the time these persons spend managing our business. Further, if there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Managing Member, the attention of the Managing Member’s personnel and our executive officers and the resources of Roost Enterprises, Inc. may also be required by the Roost Enterprises, Inc. sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Managing Member. In addition, these persons may have obligations to those entities, the fulfillment of which might not be in the best Shares of us, or any of our Investors. Our officers and the Managing Member may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the Properties indirectly owned by each Series.

You may be more likely to sustain a loss on your investment because the Managing Member does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our Company or any of the Assets, the Managing Member will have little exposure to loss in the value of a Series’ Shares. Without this exposure, our investors may be at a greater risk of loss because the Managing Member does not have as much to lose from a decrease in the value of our Shares as do those managers who make more significant equity investments in their companies.

Any adverse changes in the Managing Member’s financial health or our relationship with the Managing Member or its affiliates could hinder our operating performance and the return on your investment.

The Managing Member will utilize its personnel to perform services on our behalf. Our ability to achieve our investment objectives and to pay distributions to our Investors is dependent upon the performance of the Managing Member and its affiliates as well as the Managing Member’s real estate and software technology professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the Managing Member’s financial condition or our relationship with the Managing Member could hinder the Managing Member’s ability to successfully manage our operations and our Assets.

The terms of the LLC Agreement make it unlikely we could end our relationship with the Managing Member.

Under the terms of the LLC Agreement, we may not terminate the Managing Member who serves an indefinite term and may not be removed by a vote of the Shareholders. Unsatisfactory financial performance will not allow us to remove the Managing Member and thus, it will be difficult to end the Company’s relationship with the Managing Member, even if we believe the Managing Member’s performance is not satisfactory.

There are conflicts of interest among us, the Managing Member and its affiliates.

Some or all of our executive officers may also be an executive officer of the Managing Member, Roost Enterprises, Inc. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arms-length negotiations. Some of the conflicts inherent in the Company’s transactions with the Managing Member and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Managing Member and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to Investors and the value of our Shares. The LLC Agreement provides the Managing Member with broad powers and authority which may exacerbate the existing conflicts of interest among your Shares and those of the Managing Member, its executive officers and its other affiliates.

There are conflicts of interest among us, and the Property Partners, Property Managers, and other parties affiliated with the Properties.

Some or all of our Property Partners, Property Managers, and the other parties contracted by or affiliated with the Properties may share principals, directors, and/or officers with us, the Managing Member or its affiliates.  For example, a principal involved in the Gravity Series Property discussed in this Memorandum also serves as a passive investor of the Managing Member.  Our conflict of interest policy requires that such related transactions be disclosed to us by any principal, director, and/or officer who may have an interest in such a transaction or relationship.  We intend to transact with the Property Partners, Property Managers, and the other parties contracted by or affiliated with the Properties on arms’-length terms, but there can be no assurance that such transactions will not be less favorable to us than other unrelated transactions or relationships.  To the extent we enter into related transactions that are not favorable to us, these transactions or relationships could negatively impact our financial performance and could lead to derivative shareholder lawsuits, which could further deteriorate our results and the value of our Shares.

We do not have a policy that expressly prohibits our directors, officers, security holders, employees, or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in an investment in our Shares or in any other business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders, employees, or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Our conflict of interest policy requires any director, officer, security holder or affiliate to fully disclose to us the nature of their direct or indirect financial interest in any such transaction so that we can fully evaluate whether such it is in the best interests of the Company.

Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in an investment in our Shares or in any other business activities of the types conducted by us. Our conflict of interest policy requires that any investment by such persons in our Shares be made upon the same terms as other unrelated shareholders.  In addition, our LLC Agreement does not prevent the Managing Member and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us or create competition between each Series.

There may be conflicts of interest related to the selection, pricing, sale or disposition of a Property.

There may be conflicts between us, on the one hand, and our Property Partners, on the other hand, with respect to the selection, pricing, and sale or disposition of a Property.  Initial site selection and pricing analysis will largely be conducted by our Property Partners, and we will conduct limited due diligence to verify the accuracy of the information and assumptions the Property Partners rely upon to select and evaluate the Properties.  Conflicts may arise if principals of our Managing Member have financial interests in such Property Partners or their affiliates.

In addition, due to the rights retained by the Property Partners in some or all of the Series, we may have little or no ability to influence the decision whether or not to sell a Property.  If such Property Partners’ interests are not aligned with ours, they could elect to sell a Property at an inopportune time for us or upon terms that may not be the most favorable terms for a Series or the Company.  While our agreements with Property Partners or Property Managers might provide some control, in other cases we may have little or no ability to stop the sale or disposition of a Property. The Property Partner making the decision to sell the Property may have multiple holders of equity or debt interests whose interests may not align, and we cannot guarantee that they would not sell a Property even at a loss to our Series without our consent.

The Managing Member’s fiduciary duties and liability are limited under the LLC Agreement, and we have agreed to indemnify the Managing Member against certain liabilities. As a result, we may experience poor performance or losses of which the Managing Member would not be liable.

The LLC Agreement provides that Roost Enterprises, Inc., the Managing Member, in exercising its rights in its capacity as the Managing Member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Additionally, pursuant to the Company’s LLC Agreement, the Managing Member will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of advisors, should one be appointed, in following or declining to follow its advice or recommendations. The Managing Member maintains a contractual, as opposed to a fiduciary, relationship with us and our Investors.  Accordingly, we and our Investors will only have recourse and be able to seek remedies against the Managing Member to the extent it breaches its obligations pursuant to the LLC Agreement. Furthermore, we have agreed to limit the liability of the Managing Member and to indemnify the Managing Member against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the Managing Member and certain others, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from certain acts or omissions of such indemnified. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the LLC Agreement because of our desire to maintain our ongoing relationship with the Managing Member.

Risks Related to Real Estate Investments Generally

Our Assets will be subject to the risks typically associated with real estate.

Our Assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

•natural disasters such as hurricanes, earthquakes and floods;

•acts of war or terrorism, including the consequences of terrorist attacks;

•adverse changes in national and local economic and real estate conditions;

•an oversupply of (or a reduction in demand for) space in the areas where particular Properties are located and the attractiveness of particular Properties to prospective tenants;

•changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

•costs of remediation and liabilities associated with environmental conditions affecting Properties; and

•the potential for uninsured or underinsured property losses.

The value of each Asset is affected significantly by each Property’s ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a Property. Many expenditures associated with a Property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the Property. These factors may have a material adverse effect on the value that we can realize from our assets.

Many factors impact the commercial and multifamily residential rental market, and if rents do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

The success of our business model depends, in part, on conditions in the commercial and multifamily residential rental market. Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced.

We may be subject to unknown or contingent liabilities related to the Properties for which we may have limited or no recourse against the sellers or Property Partners.

Assets and entities that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers or Property Partners. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers or Property Partners of such Properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired Assets and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification obligations by the sellers or Property Partners will typically provide that the sellers will retain certain specified liabilities relating to the assets and entities acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our Properties at a price equal to, or greater than, the valuation paid for our interest in such Properties, which may lead to a decrease in the value of our Assets.

The value of a Property to a potential purchaser may not increase over time, which may restrict our ability to sell a Property, or if we are able to sell such Property, may lead to a sale price less than the price that we paid to purchase a Property.

Our property managers may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated space. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease. If the rental rates for our Properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our Shares and our ability to satisfy our debt obligations and to make distributions to our Investor could be adversely affected.

The actual rents we receive for a Property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our Properties compared to other, we may be unable to realize our estimated market rents for a Property. In addition, depending on market rental rates at any given time as compared to expiring leases in our Properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a Property, then our ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these Properties.

A Property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our Investors. In addition, the resale value of the Property could be diminished because the market value of our Properties may depend in part upon the value of the cash flow generated by the leases associated with that Property. Such a reduction in the resale value of a Property could also reduce the value of our Investors’ investment.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of Properties, which may reduce your return.

We or the property manager may be required to make rent or other concessions and/or significant capital expenditures to improve the Properties in order to retain and attract tenants, generate positive cash flow or to make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which leads to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tents, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow. If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures. This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our Shares.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our Investors.

Our income will be primarily derived from rental revenue from real property. As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

•delay lease commencements;

•decline to extend or renew leases upon expiration;

•fail to make rental payments when due; or

•declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our Investors.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to Properties that we acquire as we believe market conditions dictate. If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

•the availability and pricing of financing on favorable terms or at all;

•the availability and timely receipt of zoning and other regulatory approvals;

•the potential for the fluctuation of occupancy rates and rents at development and redeveloped Properties, which may result in our investment not being profitable;

•start up, development, repositioning and redevelopment costs may be higher than anticipated;

•cost overruns and untimely completion of construction (including risks beyond our control, such as weather or labor conditions or material shortages); and

•changes in the pricing and availability of buyers and sellers of such Properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, the market value of our Shares and our ability to satisfy our debt obligations and to make distributions to our Investors.

Our Properties may be subject to impairment charges.

Our property managers will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a Property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired Property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired Property’s value could be permanent.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co- venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if a Series qualifies as a REIT for U.S. federal income tax purposes, the Series generally will be required to pay state and local taxes on its property. The real property taxes on our Properties may increase as property tax rates change or as our Properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our Shares and our ability to satisfy our principal and interest obligations and to make distributions to our Investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our Investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

Changes in the cost or availability of insurance could expose us to uninsured casualty losses. If any of our Properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our Investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to Investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our Properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for an Asset that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for an Asset and its related Series would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a Property that we acquire in order to comply with such regulations.

Tenant relief laws may negatively impact our rental income and profitability.

As an indirect owner of numerous residential or commercial properties, our property managers may be involved in evicting residents or tenants who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. Our property managers will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services, to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire Properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our Properties. In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Our inability to sell our Properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations. In addition, real estate can at times be difficult to sell quickly at prices we find acceptable.  When we sell any of our assets, we may recognize a loss on such sale. The Internal Revenue Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of Properties. For example, our ability to sell our Properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our

Properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code or dispose of our Properties through a “taxable REIT subsidiary,” or TRS. These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the Properties we acquire in response to changes in economic or other conditions.

The property manager may enter into long-term leases with tenants in certain Properties, which may not result in fair market rental rates over time.

The property manager may enter into long-term leases with tenants of certain of the Properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if the Sponsor or property manager does not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our Investors could be lower than if we did not enter into long-term leases.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time, we may indirectly acquire unimproved real property or Properties that are under development or construction. Investments in such Properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the Property. If our projections are inaccurate, we may pay too much for a Property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our Investors’ overall return.

We will enter into joint venture agreements to acquire our Assets. We may also purchase and develop Properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a Property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our Investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated Properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of Properties at the time we buy them, operations in the vicinity of our Properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our Properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such Property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our Investors and may reduce the value of your investment.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-

based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated Property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to our Investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated Property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our Investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the Property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected Property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on Property or restrictions on the manner in which Property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such Properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to Fair Housing Amendments Act of 1988 and the Rehabilitation Act of 1973) may decrease cash available for distributions to our Investors.

Our Properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access. If one or more of our Properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the Property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the Assets we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our Investors.

Some of the assets we may invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to Investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for- sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our Investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our Investors.

The Company, the real estate industry and the U.S. and global economies have been substantially affected by the coronavirus pandemic and will likely continue to be substantially affected.

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business, and the real estate industry in general. The overall and long-term impacts of the outbreak are unknown and evolving.

This pandemic has adversely affected most real estate businesses. At the time of this filing, many companies have gone out of business or have shut down permanently or temporarily, and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the rate of transmission of the coronavirus, the prevalence and characteristics of variants of the virus, and the actions to contain the coronavirus or treat its impact, among others, globally but also especially in the local markets where our Properties are located.

The effects of such a widespread infectious disease and epidemic has already caused and may continue to cause or may cause in the future, an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic on our business are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the continuing spread of the coronavirus, in addition to the emergence of variants, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term. There is also uncertainly as to what long-term restrictions or other effects will occur in the real estate industry. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the long-term business of the Company and your investment.

Investors in a Series may be subject to dilution in certain situations.

If a Property has a financial deficiency and is unable to obtain debt financing on acceptable terms, then a Series may be required to contribute additional capital to the entity holding title to the Property, in proportion to its ownership interest. No Series Shareholder is required to make a mandatory additional capital contribution to a Series; however, a Series may issue additional Shares to cover such financial deficiency, in the Managing Member’s discretion. Therefore, prospective investors are subject to risks of dilution as a result of the issuance of additional membership interests by a Series. A Series may issue additional Shares on terms and conditions set forth in the LLC Agreement. These additional Shares could be dilutive to the then-existing Shareholders.

The value of the Shares has been initially established by the Company

The price of the Series Shares offered hereby was determined by the Company in its discretion. While there may be some correlation between the Series’ purchase price for the Asset and the valuation of the underlying Property, the offering price does not necessarily bear any relationship to the economic value of the present or anticipated assets, earnings, cash flow, or net worth of a Series or to any other recognized investment criteria, and no assurance is or can be given that the Shares could be resold for the Offering price or for any amount.

U.S. Federal Income Tax Risks

For a Series electing REIT taxation, the failure of a Series to qualify or remain qualified as a REIT would subject the Series to U.S. federal income tax and potentially state and local tax and would adversely affect the Series’ operations and the market price of the Series’ Shares.

Individual Series may elect and qualify to be taxed as a REIT under Sections 856 through  860 of the Internal Revenue Code, commencing with the first full taxable year following the Closing of a Series Offering and intend to operate such Series in a manner that would allow us to continue to qualify as a REIT. However, we may terminate a Series’ REIT qualification, if the Managing Member determines that not qualifying as a REIT is in the best interests of a Series, or inadvertently. A Series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a Series must comply with certain highly technical and complex requirements. We cannot be certain that a Series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each Series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a Series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a Series fail to qualify as a REIT, it will not be allowed to deduct distributions to Investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the Series may be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to Investors and for debt service. Furthermore, the Series would no longer be required by the Internal Revenue Code to make any distributions to our Investors as a condition of REIT qualification. Any distributions to Investors would be taxable as ordinary income to the extent of the Series current and accumulated earnings and profits. Corporate distributees, however, may be eligible for the dividends received deduction on the distributions, subject to limitations under the Internal Revenue Code.

Even if a Series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our Investors.

Even if a Series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A Series may not make sufficient distributions to avoid excise taxes applicable to REITs. A Series also may decide to retain net capital gain we earn from the sale or other disposition of our Property and pay U.S. federal income tax directly on such income. In that event, our Investors would be treated as if they earned that income and paid the tax on it directly. However, Investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A Series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the Series.

The taxation of distributions to our Investors can be complex; however, distributions that we make to our Investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that a Series makes to our taxable Investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable but has the effect of reducing the basis of an Investor’s investment in our Shares. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our Investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Qualified dividend income payable to U.S. Investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT Investor that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the Shares of the REITs, including our Shares. Tax rates could be changed in future legislation.

If a Series were considered to actually or constructively pay a “preferential dividend” to certain of our Investors, the Series’ status as a REIT could be adversely affected.

In order to qualify as a REIT, a Series must distribute annually to its Investors at least 90% of the Series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the Series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding Shares within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their Investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends. Therefore, if the IRS were to take the position that a Series inadvertently paid a preferential dividend, the Series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the Series status as a REIT could be terminated for the year in which such determination is made if the Series were unable to cure such failure. If, however, a Series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of the Managing Member to revoke the REIT qualification of a Series without Investor approval may subject a Series to U.S. federal income tax and reduce distributions to our Investors.

The LLC Agreement provides that the Managing Member may revoke or otherwise terminate a Series’ REIT election, without the approval of our Investors, if it determines that it is no longer in a Series’ best interest to continue to qualify as a REIT. While we intend for each Series to elect and qualify to be taxed as a REIT, a Series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our Investors. If a Series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our Investors, which may have adverse consequences on the total return to our Investors and on the market price of the Series’ Shares.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect the Company and our Investors.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted. The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their Investors. The long-term effect the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on the Company and our Investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our Investors that any such changes will not adversely affect the taxation of an Investor. We cannot assure you that future changes to tax laws and regulations will not have an adverse effect on an investment in our Shares.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our Shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Shares.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the LLC Agreement provides the Managing Member with the power, under certain circumstances, to revoke or otherwise terminate a Series’ REIT election and cause such Series to be taxed as a regular corporation, without the vote of our Investors. The Managing Member could only cause such changes in a Series’ tax treatment if it determines in good faith that such changes are in the best interest of the Series’ Investors.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the LLC Agreement may inhibit market activity in our Shares and restrict our business combination opportunities.

The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding Shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a Series’ REIT status, the LLC Agreement prohibits any holder from acquiring more than 9.8% (in value or number of Shares, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a Series or more than 9.8% (in value or number of Shares, whichever is more restrictive) of our Shares or any class or series of our outstanding preferred stock unless the Managing Member determines that it is no longer in a Series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the Series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for Investors to receive a premium for their Shares that might otherwise exist if an investor were attempting to assemble a block of Shares in excess of 9.8% of the outstanding Shares or otherwise effect a change in control

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt Investor has incurred (or deemed to have incurred) debt to purchase or hold our Shares, or (c) a holder of our Shares is a certain type of tax-exempt Investor, dividends on, and gains recognized on the sale of, our Shares by such tax-exempt Investor may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Risks Related to Ownership of our Shares

There is currently no public trading market for our securities.

There is currently no public trading market for our securities including our Shares, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Shares.

There may be state law restrictions on an Investor’s ability to sell the Shares.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Dalmore Group must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our Shares. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Shares. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Lack of voting rights.

Unless otherwise provided in the LLC Agreement or any Series Designation, holders of Shares are not entitled to vote on any Company or Series matters. All decisions of the Company shall be made by the Managing Member. Investors will therefore be subject to any decisions of the Managing Member, and any amendments the Managing Member makes (if any) to the LLC Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number. Investors will not be able to remove the Managing Member from this position.

The offering price for the Shares determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Shares can be traded publicly.

The price of the Shares is a derivative result of the cost that a Series in expected to incur in acquiring an Asset. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

Funds from purchasers accompanying subscriptions for the Shares will not accrue interest while in escrow.

The funds paid by an Investor for Shares will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted. Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted, and no Shares will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering. If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the LLC Agreement is subject to the exclusive jurisdiction of Court of Chancery of the State of Delaware except where federal law requires that certain claims be brought in federal courts. The LLC Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Section 15.8(b) of our LLC Agreement requires each Investor to covenant and agree not to bring any claim in any venue other than Court of Chancery of the State of Delaware or if required by federal law, a federal court of the United States, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. The Company acknowledges for the avoidance of doubt that this Section 15.8(b) shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing to the provisions of this Section 15.8(b), each Shareholder will not be deemed to have waived compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

If a Shareholder were to bring a claim against the Company or the Managing Member pursuant to the LLC Agreement and such claim was governed by state law, it would have to bring such claim in the Court of Chancery of the State of Delaware. The LLC Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to the Court of Chancery of the State of Delaware and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware which govern the LLC Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the LLC Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the LLC Agreement and our Shares. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the LLC Agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the LLC Agreement with a jury trial. No condition, stipulation or provision of the LLC Agreement or our Shares serves as a waiver by any Investor or beneficial owner of our Shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Shares to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

General Risks

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our Investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our Investors, and the property managers collect and retain certain personal information provided by the tenants in the Properties owned by each Series. While we expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

Our Managing Member is subject to risks inherent in the operation of a technology company.

Our success is largely dependent on the success of the Managing Member, as discussed above.  The Managing Member is primarily a technology company, and it will be subject to all the risks inherent in the business of running a software or technology company, including its ability to invest in research and development, the adoption by users of its technology offerings, its security and ability to prevent malicious code or other viruses from penetrating its safeguards, its ability to comply with various legal frameworks, including privacy laws and intellectual property laws, and its ability to protect its intellectual property from infringement by others.  The failure of the Managing Member to adequately protect itself from any of these risks could cause material adverse effects on the Managing Member, which could materially and adversely affect the Company’s operations and financial results.

DILUTION

Dilution means a reduction in value, control or earnings of the Shares the Investor owns. There will be no dilution to any Investors associated with this Offering. However, from time to time, additional Shares in the Series offered hereby may be issued in order to raise capital to cover the Series’ ongoing Operating Expenses, which would cause dilution. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

DESCRIPTION OF BUSINESS

Company Overview

Rhove Real Estate 1, LLC, a Delaware series limited liability company, was formed in 2021 to enable public investment into individual commercial and multifamily real estate assets. The Company will designate each series to invest in an individual real estate property or project by acquiring an ownership interest in the business entity that holds title to such property (such ownership interest, an “Asset”). To capitalize each Series, the Company will market and advertise each Asset on a software application owned and operated by its parent company, Roost Enterprises, Inc., a Delaware corporation d/b/a Rhove (the “Rhove Platform”).

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law. Each Series may elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of Shares of such Series.

Investment Objective

Our investment objective is to generate a return to our Investors through distributions of operating profits and long-term appreciation of the Properties. We cannot assure you that we will attain this objective or that the value of our assets will not decrease.

Our Managing Member

The managing member of the Company is Roost Enterprises Inc. d/b/a Rhove (“Managing Member” “Manager” or “Roost”), a Delaware corporation, which is a technology business that enables investors to invest in commercial and multifamily real estate assets. The Company is a wholly-owned subsidiary of Roost.

Investment Strategy

Our investment strategy is to acquire equity or debt interest in residential or commercial Properties located in the United States. We focus on acquiring Assets that we believe (1) are likely to generate stable cash flows in the long term and (2) have possibilities for long-term capital appreciation.

We may enter into one or more joint ventures, tenant-in-common investments or other co- ownership arrangements for the acquisition, development or improvement of Properties with third party Property Partners or affiliates of the Managing Member, including present and future real estate investment offerings sponsored by affiliates of the Managing Member.

Investment Decisions and Asset Management

The Managing Member will have discretion with respect to the selection of specific investments. We have developed an investment approach and due diligence process to evaluate each investment.

The following practices summarize our investment and due diligence approach:

•Local Market Research – The Managing Member will research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•On-site evaluation – The Managing Member will visit the site of each investment opportunity to evaluate the Property’s suitability for the Rhove Platform and our Investors.

•Financials and Projections Evaluations – Where applicable, the Managing Member will extensively research financial statements covering recent operations of Properties having operating histories and the proforma documentation and projections for the Property, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•Underwriting– The Managing Member will follow a process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

•Verification of Material Facts – The Managing Member will verify that all information provided by the Property Partner is accurate and based in fact. The Managing Member will review all materials submitted by the Property Partner to confirm their validity prior to entering into an agreement to offer investment opportunities to Investors.

•Risk Management – Risk management will be a fundamental principle in the management of each of our Properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. While the Managing Member is not actively managing the Properties, the Managing Member will review the operating performance of Property Partners and third party property managers where applicable against projections and provide the oversight necessary to detect and resolve issues as they arise.

•Asset Management – Prior to the purchase of an Asset, the Managing Member will review the asset business strategy provided by the Property Partner or third party managers of the asset, which minimally includes a Pro Forma and supporting due diligence provided by the Property Partner or third party manager. This is a forecast of the action items to be taken, the capital needed, and forward looking assumptions that need to be met in order to achieve the anticipated returns. The Managing Member may review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

•Property Management – The Managing Member is not managing the day-to-day operations of any of our Properties. Property Partners and other third parties will primarily be responsible for the day-to-day management of Properties that our Company invests in, and we will have little to no involvement in the operations and management of each individual Property. This may include little to no ability to hire or fire the party responsible for operating the asset. This may also include little to no ability to influence decision making with respect to the refinance, recapitalization, sale or disposition of a Property.

Investments in Real Estate Assets

Our investment in real estate may take the form of a passive, limited partner equity and/or debt interest in an individual real estate asset. We will generally acquire the right, but not obligation to purchase equity in the entity that owns a Property at a certain price by a certain date. The Managing Member will then market this opportunity to investors on the Rhove Platform. If the minimum subscription amount is reached, then the Managing Member may conduct an initial closing, followed by a subsequent closing after the maximum subscription amount is reached. In addition, we may purchase Properties and lease them back to the sellers of such Properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the Property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such Property would be disallowed.

Our obligation to purchase any Asset generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including but not limited to, where appropriate:

•plans and specifications;

•proforma documentation and projections;

•evidence of marketable title subject to such liens and encumbrances as are acceptable to the Managing Member;

•financial statements covering recent operations of Properties having operating histories; and

•title and liability insurance policies.

In determining whether to allow our investors to invest in a Series, we may, in accordance with customary practices, obtain an option on such Asset. The amount paid for an option, if any, is normally surrendered if the Asset is not purchased and is normally credited against the purchase price if the Asset is purchased.

In purchasing, leasing and developing Properties, we will be subject to risks generally incident to the ownership of real estate.

Joint Venture Investments

We are likely to enter into joint ventures, partnerships, tenant-in-common investments or other co- ownership arrangements with third parties as well as entities affiliated with the Managing Member for the acquisition, development or improvement of Properties. A joint venture creates an alignment of interest with a private source of capital for the benefit of our Investors to achieve the following four primary objectives: (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. In determining whether to invest in a particular joint venture, the Managing Member will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this offering circular for our selection of real property investments.

Investment Process

The Company’s goal is to enable Investors to participate in the ownership of the places that they live, work, and play, as well as lowering barriers to entry in commercial real estate investment more generally. As such we conduct a due diligence process in order to confirm the validity of any material facts related to an investment property and to disclose material opportunities and risks that we have identified to potential Investors. We do not purport to select properties that maximize investor returns relative other investment opportunities. The potential performance, risks and investment quality of each individual asset may vary widely. Accordingly, we encourage Investors to evaluate the financial opportunity and risks associated with each individual investment asset.

The Managing Member has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the Managing Member and subject to the limitations in the LLC Agreement.

The Managing Member will focus on the sourcing, acquisition and management of residential and commercial real estate Properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, in bound submissions from deal Property Partners, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

The Managing Member, in order to market a Property, will secure the right, but not obligation to purchase equity in the business entity that owns the Property at a certain price, by a certain date. The relevant Series of the Company will then be established to market the Series offering to “qualified investors” on the Rhove Platform. Funds from qualified investors will be held in Escrow with Prime Trust until the minimum amount has been syndicated, at which time interests will be purchased in the Asset.

In reviewing investments for us, the Managing Member will utilize the Managing Member’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that the Managing Member will consider when evaluating prospective investment opportunities may include but are not limited to:

•macroeconomic conditions that may influence operating performance;

•real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

•fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

•real estate and leasing market conditions affecting the real estate;

•the cash flow in place and projected to be in place over the expected hold period of the real estate;

•the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

•a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•review of third-party reports, including appraisals, engineering and environmental reports;

•physical inspections of the real estate and analysis of markets; and

•the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the Managing Member’s underwriting criteria, the Managing Member will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The Managing Member will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The Managing Member will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to evaluate the potential financial performance of the Property.

The Managing Member will minimally verify that all information provided by the Property Partner or seller of the Asset is accurate and based in fact. The Managing Member will review all materials submitted by the Property Partner to confirm their validity prior to entering into an agreement to offer investment opportunities to Investors.

While the Managing Member may review the forward looking assumptions and business strategy of Property Partners and third-party property managers, the Managing Member largely defers to the Property Partner or third-party property manager with respect to forward looking assumptions. The Managing Member will clearly disclose any material risks to Investors where there is a significant difference between what the Managing Member believes is reasonable, based on a conservative due diligence approach, and the assumptions provided by the Property Partner or property manager which may be more speculative or optimistic.

Where applicable, the Managing Member will identify and disclose any material risks that, in the course of due diligence, the Managing Member believes are most relevant to the future performance of the asset that could adversely affect Investor returns. The Managing Member makes no guarantees that it has identified all of the material risks.

Leverage Policy

The Property Partner, co-investor, joint venture or third party manager may leverage to enhance total returns to Investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The Managing Member may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 100% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the Managing Member.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The Managing Member and its executive officers may review and monitor credit risk and other risks of loss associated with each investment. The Managing Member may monitor the overall credit risk and levels of provision for loss. However, the rights associated with the Series Assets will range from a controlling interest, to a right to vote on certain major decisions, to a purely passive ownership stake in a Property, on a deal-by-deal basis. In the event that the rights associated with an Asset constitute anything other than a controlling interest, then we will rely substantially on the management decisions of our Property Partner. Therefore, after making an investment the Managing Member may have little to no influence on decisions involving credit risk management that result in an adverse impact on the Investors when such decision-making authority is held by our Property Partner.

Interest Rate Risk Management. We may follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes when appropriate. We may minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the Managing Member may seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets. However, the rights associated with the Series Assets will range from a controlling interest, to a right to vote on certain major decisions, to a purely passive ownership stake in a Property, on a deal-by-deal basis. In the event that the rights associated with an Asset constitute anything other than a controlling interest, then we will rely substantially on the management decisions of our Property Partner. Therefore, after making an investment the Managing Member may have little to no influence on decisions involving Property financing or refinancing decisions that result in an adverse impact on the Investors when such decision-making authority is held by our Property Partner.

Equity Capital Policies. Under the LLC Agreement, we have the authority to issue an unlimited number of additional Shares or other securities. If a Property has a financial deficiency and is unable to obtain debt financing on acceptable terms, then a Series may be required to contribute additional capital to the entity holding title to the Property, in proportion to its ownership interest. No Series Shareholder is required to make a mandatory additional capital contribution to a Series; however, a Series may issue additional Shares to cover such financial deficiency, in the Managing Member’s discretion. Therefore, prospective investors are subject to risks of dilution as a result of the issuance of additional Shares by a Series. A Series may issue additional Shares on terms and conditions set forth in the LLC Agreement. These additional Shares could be dilutive to the then-existing Shareholders.  In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Shares.

Disposition Policies

We intend to defer to our Property Partner  as to the disposition of each Property, in most cases. We will disclose with each series the planned disposition policy. In general, we expect that as each of our Properties reaches what the manager of the asset believes to be its optimum value, they will consider disposing of the Property. The determination of when a particular Property should be sold or otherwise disposed of may be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the Property is anticipated to appreciate or decline substantially, how any existing leases on a Property may impact the potential sales price, and what voting rights, if any, are held by our Series to influence such decisions.

When it is determined that it is the correct time to sell a particular Property, we our Property Partner to seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. Further, we may have little to no ability to influence decisions related to disposition of each Property.

Following the sale of a Property, the Managing Member would distribute the proceeds of such sale to the Shareholders of the applicable Series (after payment of any fees, accrued liabilities or debt on the Property or of the Series at that time).

Operating Expenses

Each Series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such Series including, but not limited to:

(a)Brokerage Fee;

(b)Acquisition Costs;

(b)Offering Expenses;

(d)Operating Expenses;

(e)Asset Management Fee; and

(f)Sourcing Fee.

“Brokerage Fee” means the fee payable to a Broker for the purchase by an Investor of an amount agreed upon by the Managing Member and a Broker from time to time and specified in any Series Designation. For each Series, the Brokerage Fee is in an amount equal to up to 2.0% of the Initial Offering proceeds.

“Acquisition Costs” means in respect of each Series, any costs, fees and expenses allocable to such Series (or such Series pro rata share of any such fees, costs, and expenses allocable to the Company) and incurred in connection with the investment in, or the acquisition or development of a Series Asset.

“Offering Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series or such Series pro rata share (as determined by an allocation policy of the Company, if applicable) of any such fees, costs, and expenses allocable to the Company incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow, and compliance costs related to a specific offering, including any blue sky filings required in order for such Series to be made available to the Investors in certain states (unless borne by the Managing Member, as determined in its sole discretion). Additionally, unless otherwise included in Acquisition Costs stated in a Series Designation, the  Offering Expenses include but are not limited to, fees and expenses incurred in the evaluation, discovery, and investigation of a Series Asset, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, marketing fees incurred in the promotion of the offering of a series, technology costs, photography, videography, and other expenses in order to prepare the profile for the Series Asset to be accessible to Investors via an online platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of a Series Asset.

“Operating Expenses” means in respect of each Series, the following fees, costs, and expenses allocable to such Series or such Series’ pro rata share (as determined by the allocation policy of the Company, if applicable) of any such fees, costs, and expenses allocable to the Company:

i.any and all fees, costs, and expenses incurred in connection with the management of a Series or Series Asset (other than those related to Acquisition Costs);

ii.any fees, costs, and expenses incurred in connection with preparing any reports and accounts of each Series Asset, including any blue sky filings required in order for a Series to be made available to investors in certain states and any annual audit of the accounts of such Series (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

iii.any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or the Asset Manager, in connection with the Series Asset;

iv.any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments, or withdrawals;

v.any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

vi.any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, or the Asset Manager in connection with the affairs of the Company or a Series;

vii.the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

viii.all custodial fees, costs, and expenses in connection with the holding of a Series Asset or Interests;

ix.any fees, costs, and expenses of a third party registrar and transfer agent appointed by the Managing Member in connection with a Series;

x.the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

xi.the cost of any audit of a Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

xii.any indemnification payments;

xiii.the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series legal affairs;

xiv.the costs of any other outside appraisers, valuation firms, marketing, accountants, attorneys, or other experts or consultants engaged by the Managing Member in connection with the operations of the Company or a Series; and

xv.any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

“Asset Management Fee” means an amount paid as compensation in exchange for the performance of asset management services to the Managing Member or the Asset Manager, calculated quarterly for each Series, as set forth in the applicable Series Designation. For Gravity Series, Empire Series, and City Park Quad (Columbus) Series, the Asset Management Fee is an amount equal to 1.0% of the purchase price paid by the Series for the Asset as of the end of the preceding calendar quarter.

“Sourcing Fee” means the sourcing fee which is paid to the Managing Member or its Affiliate as consideration for assisting in the sourcing of such Series Asset and as specified in each Series Designation, to the extent not waived by the Managing Member in its sole discretion. For Gravity Series, the Sourcing Fee is $406,000 unless waived in whole or in part by the Managing Member. For Empire Series and City Park Quad (Columbus) Series, the Sourcing Fee is $5,350 for each not to exceed 1.0% of the Offering unless waived in whole or in part by the Managing Member.

The Managing Member will pay and the Investors will not bear the cost of: (i) any annual administration fee to the Broker or such other amount as is agreed between the Broker and the Managing Member from time to time, (ii) all of the ordinary overhead and administrative expenses of the Managing Member including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses, (iii) any Dead Deal Costs, and (iv) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering document. “Dead Deal Costs” means all fees, costs, and expenses incurred in connection with any Series Asset proposals pursued by the Company, the Managing Member, or a Series that do not proceed to completion.

If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Managing Member may: (i) issue additional Shares in such Series in accordance with the LLC Agreement; (ii) pay such excess Operating Expenses and not seek reimbursement; and/or (iii) enter into an agreement pursuant to which the Managing Member loans to the Company an amount equal to the remaining excess Operating Expenses (the “Operating Expenses Reimbursement Obligation(s)”). The Managing Member, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) become repayable when cash becomes available for such purpose in accordance with the LLC Agreement.

If the Operating Expenses exceed the amount of revenues generated from a Series Property and cannot be covered by any Operating Expense reserves on the balance sheet of such Series Property, the Managing Member may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable Series, on which the Managing Member may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such Series Property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional Shares to be issued in the such Series in order to cover such additional amounts.

The Rhove Platform

The Managing Member owns and operates a web and mobile app-based investment platform, the Rhove Platform. Through the use of the Rhove Platform, Investors can browse and screen the investments offered by Gravity Series, Empire Series, City Park Quad (Columbus) Series, and other Series to be formed by the Company in the future, and sign legal documents to purchase Series Shares, electronically.

The Rhove Platform may provide other products, including financial or banking products provided by the Managing Member or other third parties or affiliates, that are not related to the Company or any Series. Rhove Real Estate 1, LLC makes no representations or warranties related to any offering or products provided by the Managing Member or Rhove Platform and is not responsible for any such offerings or products.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with Roost and its affiliates, including the Managing Member, our officers and/or directors who may also be officers and/or directors of Roost and/or the Managing Member, and investors in Rhove and/or the Managing Member and its affiliates. Conflicts may include, without limitation:

•Each of our executive officers may also serve as an officer of other Roost entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the Managing Member and other affiliates of Roost, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. Roost is not required to make available any particular individual personnel to us.

•Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the Managing Member will dedicate to the management of our business. Accordingly, we may compete with Roost and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by Roost or one of its affiliates, including the Managing Member, which we refer to collectively as the Roost-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

•Roost may in the future form or sponsor additional Roost-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a Property that the Managing Member has determined to be suitable for us, that Property will be allocated to us.

•Executive officers, employees, investors and affiliates may buy and sell shares of individual series.

•The Assets acquired by a given Series may have been sold by an executive, investor, or affiliate of Roost or the Managing Member on terms more or less favorable than they would have been if they were negotiated at arm’s length with an unaffiliated third party. When this is the case, we will disclose actual or perceived conflicts of interest between Roost, Managing Member, and sellers, third party managers, operators or Property Partners.

•The Managing Member does not assume any responsibility beyond the duties specified in the LLC Agreement and will not be responsible for any action of our board of advisors, if one is formed, in following or declining to follow its advice or recommendations. The Managing Member’s liability is limited under the LLC Agreement, and we have agreed to reimburse, indemnify and hold harmless the Managing Member and its affiliates with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the Managing Member would not be liable.

Employees

The Company does not have any employees. Some or all of the officers and directors of the Company may be employees, officers or directors of the Managing Member.

Legal Proceedings

None of the Company, any Series, the Managing Member, or any director or executive officer of the Company or the Managing Member is presently subject to any material legal proceedings.

DESCRIPTION OF GRAVITY SERIES

Summary Overview

The Gravity Series of the Company has been established to enable Investors to participate in the ownership of “Gravity”, a mixed-use property located at 500 W. Broad St., Columbus, Franklin County, Ohio 43215. On July 2, 2021 we obtained the right, but not obligation, to participate in a joint venture with Kaufman-Franklinton Holdings 2, LLC (as the Property Partner) for the ownership and operation of Gravity by purchasing a membership interest in “The Gravity Project, LLC,” an Ohio limited liability company (“JV”) managed by the Property Partner.

Gravity is a “New Urban” Mixed-Use Property with 234 apartment units, ±45,664 rsf of office space, ±35,807 rsf of ground-level retail space, and a 564-space parking garage. There are 55 studio/efficiency units, 114 one-bedroom units, and 65 two-bedroom units.

Gravity Series:

•Property Name: Gravity

•Address: 500 W. Broad St., Columbus, Ohio

•Year Built: 2019

•Minimum Investment: $1.00

•Property Valuation: $100,000,000

•Total Offering: $40,600,000.00

•Number of Shares: 40,600,000

•Price Per Share: $1.00

Neighborhood Overview

Franklinton is a neighborhood located just west of downtown Columbus, Ohio. It is bordered by the Scioto River on the north and east. It is also bounded by Harmon Avenue on the east, south of I-70. To the south it is bounded by Stimmel Road and Greenlawn Avenue. I-70 is the western boundary. West Broad Street (US 40) was one of the nation's first roads and is Franklinton's primary artery.

The neighborhood is a recovering flood area, but since the completion of the floodwall in 2004, a number of community redevelopment projects have been undertaken. The City of Columbus, Columbus Metropolitan Housing Authority (CMHA), and the Franklinton Development Association, have collaborated to fund a revitalization of Franklinton since 2003. The area continues to improve dramatically in both reputation and economic standing, with nearly $1 billion in nearby investments contributing to its redevelopment. These include more than 40 residential projects.

Franklinton is the home of the Center of Science and Industry (COSI), ranked #3 on Trip Advisor. It also hosts the National Veterans Memorial and Museum. More recently, Franklinton has welcomed a growing arts scene and some trendy social destinations, including Land-Grant Brewing Company and Taft’s Brewpourium.

Market Rental Data:

Overall commercial average asking rental rates were $20.99 per square foot (psf) gross in Q2 2021. This is a 1.7% increase on a year over year basis. Class A average asking rates remained stabled at $23.01. Demand for premium new space remains steady as an additional 1.1 million sf is under construction with 52% pre-leased.

The overall Columbus residential market avoided rent cuts in 2020. In fact, rent growth was at 3.3% in January 2021. This is similar to the market’s 5-year average. The Property’s average effective rate per unit increased 1.1% in the last year.

Acquisition:

On July 2, 2021, we signed an agreement with the Property Partner where we would acquire up to 95 percent of the issued and outstanding membership interests in the JV in exchange for a purchase price of $38,000,000. The purchase agreement is contingent on a number of factors, including a minimally-subscribed offering of Gravity Series of at least $36,000,000 (in exchange for a 90 percent membership interest in the JV) during a 180-day offering term following Reg A+ qualification by the Commission. If the contingencies are satisfied or otherwise waived by the parties, then Property Partner will assign to Gravity Series the purchased membership interest in exchange for the purchase price, and Gravity Series will be admitted as a member of the JV pursuant to a pre-negotiated Amended and Restated Operating Agreement of the JV.

Property Capitalization:

The following sets for the Pre-Money and Post-Money capitalization of The Gravity Project, LLC:

The Gravity Project, LLC
Cap Table: Pre-Money	as of July 1, 2021
	Contributed Capital	Ownership %
Senior Loan	$60,240,201	0.00%
Member Loan*	$1,023,477	0.00%
City/State Grants	$3,550,000	0.00%
The Gravity Project Holdings, LLC**	$10,708,000	100.00%
Total	$75,521,678	100.00%
Cap Table: Post-Money
	Contributed Capital	Ownership %
Senior Loan	$60,240,201	0.00%
The Gravity Project Holdings, LLC**	$1,987,990	5.00%
Rhove Real Estate 1, LLC - Gravity Series	$37,771,809	95.00%
Total	$100,000,000	100.00%
* Kaufman-Franklinton Holdings, LLC
** Managed by Kaufman-Franklinton Holdings 2, LLC

Appraised Value

The valuation of the Property implied by the acquisition price of the Series for this offering is $100,000,000.

The most recent third-party appraisal of the property was conducted in March 2020. The As-Is and Prospective Market Value conclusions stated in the appraisal were $93,700,000 and $96,400,00, respectively. The As-Is value was based on the estimated value of the property on March 3, 2020. The Prospective Market Value conclusion was an estimate of the property’s value on April 1, 2021, assuming stabilized residential occupancy at 94%. As of July 2021, the property was at 93.9% residential occupancy, per the rent roll dated July 21, 2021.

Opportunities

The Managing Member has identified the following opportunities and market factors (“Opportunities”) that may positively impact the current and future value of the Property.

•Since the time of the 2020 appraisal, new properties have begun development in the neighborhood which may solidify Franklinton as a premier neighborhood in Columbus. These include several luxury residential and commercial projects nearby, such as The Peninsula project and the Gravity 2.0 project located across the street from the Property. This may lead to significantly more foot traffic in the area as well as demand in the Property parking garage. This expected increase in activity may help attract tenants that are willing to pay higher than expected rent prices, as well as new retail and office customers.

•There have been favorable developments in the local economy that may contribute to higher than expected rents in the near and long term. Columbus is emerging as a successful startup hub. Several high growth technology businesses have established headquarters located in Franklinton or the nearby Downtown and Short North neighborhoods.

•Notably, the CoverMyMeds $240 million campus is located in the Franklinton neighborhood. The first phase of the CoverMyMeds buildings was absorbed in Q2 2021, and a second 200,000-sf building next door is under construction. The project attracted even more interest as the newly-completed 220,000-sf Building #1 was purchased by a Qatar-based investor for $120 million ($545/sf), making it the largest single office sale transaction in the history of the Columbus market.

•The Managing Member has signed a non-binding letter of intent to rent commercial office space at the Property.

•Hybrid Workspace development may aid both commercial and residential leasing efforts while reducing residential turnover expense. Mixed-use developments are uniquely positioned to offer “elevator commutes” from upper floor residential units to lower level satellite/hybrid offices.

While the Managing Member has identified these opportunities, the Managing Member does not guarantee that any forward looking statements will come to pass, nor can we guarantee that any such opportunities will positively impact the current and future value of the Property.

Risks

In addition to the Risk Factors set our above on pages 28 to 59, the Company has identified these Risk Factors specific to Gravity Series:

•While it is possible that the Property Partner responsible for day to day management of the Property may be able to achieve or exceed rent and occupancy goals, Investors should consider the possibility that the actual performance of the Property may not achieve targets. This could result in significantly lower returns, and a loss of some or all of the principal invested by the Series and investors in the Series.

•Failure to stabilize residential occupancy prior to the completion of nearby developments, such as the Gravity 2.0 project located across the street, could be extremely detrimental.

•Full taxes, not abated taxes, may impact exit net operating income.

•If the occupancy and rent growth estimates proposed by the Property Partner responsible for the operations of the Property are not achieved, the value of the Property may be negatively impacted.

•While the value could be higher than expected due to favorable local market conditions, a more conservative property assessment conducted by an independent contractor hired by the Managing Member in June 2021 estimates the value of the Property could be up to 20% lower than the valuation implied by the acquisition contemplated by this offering if expectations are not met.

•If the rent and occupancy goals set forth by the Property Partner are not met, considering model modifications in both the income and expense, the Cash on Cash return in 2022 and the Internal Rate of Return in year 10 of the Property could be 50% of target or less.

•The future demand of commercial space remains unclear. Fortunately, most commercial leases in place for Gravity do not expire for quite some time.

•Another outbreak of a COVID-19 variant or similar pandemic could prove to be challenging. How the property plans for tenant requested rent abatements and deferrals could determine final impact of another event.

•Considering continued COVID-19 pandemic recovery and two new competitors within a 5-minute walk of the Property, stabilization at 10% vacancy (combined commercial & residential) could be delayed until 2024.

•There are a high number of residential lease expirations that could cause occupancy declines. Lease renewal incentives and other retention efforts may need to be implemented to maintain high occupancy. These incentives may require rent concessions that negatively impact the near term net operating income of the Property.

Property Manager

The Property is managed by Kaufman Communities, LLC, an Ohio limited liability company (“Property Manager”) and affiliate of the Property Partner. In exchange for the performance of certain Property management services pursuant to a Management Agreement between the Property Manager and the JV, The JV will pay to Property Manager an annual fee of 5.0% of gross receipts collected by the Property relating to residential and garage spaces, and 3.5% of gross receipts relating to commercial and retail space. Additionally, the Property Manager will receive a minimum of $1,000 per month for providing specific accounting systems and services.

Property Operations and Hold Period

The Property is owned and operated by the JV, which is managed by the Property Partner. Pursuant to the Amended and Restated Operating Agreement of the JV, the Property Partner has broad decision-making authority on behalf of the JV. However, if Gravity Series raises enough capital to acquire a 90-percent membership interest in the JV, then Gravity Series will have the right to veto the following major decisions:

(a)Sell, transfer, pledge, hypothecate, or grant a mortgage on or security interest in, all or any part of the Property, other than personal property sold and replaced in the ordinary course of business;

(b)Enter into any lease or other agreement for the use or occupancy other than residential leases and commercial leases with arms-length counterparties on market terms;

(c)Obtain or refinance any loan or other financing or refinancing;

(d)Borrow any sums which, individually or in the aggregate, are in excess of $1,000,000, except as authorized in the approved budget for the Property;

(e)Approve of the business plan, proposed budget, any modifications and deviations from any business plan and any modifications and deviations from any approved budget;

(f)A decision to exceed or deviate from the schedule of expenditures in an approved budget;

(g)Institute any litigation or pursue any claims or remedies other than with respect to: (i) disputes encountered in the course of the day-to-day operation of the Property where the amount in dispute, in the aggregate, does not exceed $250,000; (ii) claims on or for insurance coverage which, individually or in the aggregate, do not exceed $250,000; or (iii) delivering notices of default, applying security deposits and commencing enforcement proceedings in the ordinary course of business in connection with leasing;

(h)Enter into any dispute, settlement, consent decree, stipulated court order or other resolution with any third party or any governmental or regulatory agency where the amount in dispute, in the aggregate, exceeds the $250,000;

(i)Acquire any additional land or any other real property or development rights other than the Property;

(j)Demolish or abandon any material portion of the Property or materially alter the Property;

(k)Admit any additional or substituted members, except as provided for in the Operating Agreement;

(l)Call additional capital contributions;

(m)Enter into, amend, modify, terminate or suspend any agreement between the JV and any member, the Property Partner, or their respective Affiliates, except as contemplated in the approved budget;

(n)amend the Operating Agreement;

(o)Institute any merger or consolidation of the JV;

(p)cause the JV to commence bankruptcy, receivership or any other insolvency proceedings; or

(q)dissolve the JV.

If Gravity Series raises less capital than what is required to acquire a 90-percent membership interest in the JV, then the Property Partner will have a 14-day option to waive the minimum purchase and proceed with closing sale of the Asset. However, the veto rights of Gravity Series would be limited to the following major decisions:

(a)Acquire any additional land or any other real property or development rights other than the Property;

(b)Demolish or abandon any material portion of the Property or materially alter the Property;

(c)Enter into, amend, modify, terminate or suspend any agreement between the JV and any member, the Property Partner, or their respective Affiliates, with respect to agreements that are not on arms-length, commercially reasonable terms;

(d)amend the Operating Agreement;

(e)Institute any merger or consolidation of the JV;

(f)cause the JV to commence bankruptcy, receivership or any other insolvency proceedings; or

(g)dissolve the JV.

Compensation and Expenses

•Sourcing Fee: Gravity Series will pay to the Managing Member a sourcing fee equal to $406,000 unless all or a portion is waived by the Managing Member in its sole discretion.

•Asset Management Fee: Gravity Series will pay to the Managing Member an annual management fee in an amount equal to 1.0% of purchase price paid for the Asset as of the end of the preceding calendar quarter, unless waived in whole or in part by the Managing Member in its sole Discretion.

•Other Expenses.  Gravity Series will bear the cost of the Brokerage Fee, Offering Expenses, Acquisition Costs, Operating Expenses.

USE OF PROCEEDS FOR SERIES GRAVITY

We estimate that the gross proceeds of this Offering will be approximately $40,600,000.00 assuming the full amount of this offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Brokerage Fee	$812,000.00	2.00%
Acquisition Cost (1)	$38,000,000	93.60%
Offering Expenses (2)	$1,218,000.00	3.00%
Sourcing Fee (3)	$406,000.00	1.00%
Asset Improvements (4)	$100,000.00	0.25%
Cash Reserves (5)	$64,000.00	0.15%
Operating Expenses (6)
Asset Management Fee (7)

(1)Acquisition Cost: Gravity Series will pay or reimburse the Managing Member for all costs, fees and expenses incurred in connection with the investment in and acquisition of equity ownership of The Gravity Project, LLC.

(2)Offering Expenses: Gravity Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow, and compliance costs, including any blue sky filings required in order for Gravity Series to be made available to the Investors in certain states. Additionally, the Gravity Series will pay or reimburse the Manager for all costs and expenses incurred in connection with the evaluation, discovery, investigation, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, marketing costs and expenses incurred in connection with promoting the Offering, technology costs, photography, videography, and other expenses in order to prepare the profile for the Series Asset to be accessible to Investors via the Rhove Platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of the Series Asset that are not otherwise included in the Acquisition Costs.

(3)Sourcing Fee: Gravity Series will pay to the Managing Member a fee equal to $406,000 unless all or a portion is waived by the Managing Member in its sole discretion.

(4)Asset Improvements: Gravity Series will pay to The Gravity Project, LLC $100,000 to enhance the second floor commercial space for Roost’s offices as part of Roost’s portion of the tenant improvement budget for its office space. This amount may be increased or decreased in the discretion of the Manager should this space not ultimately be chosen as the Manager’s office space.

(5)Cash Reserves: Gravity Series will reserve a flat fee not to exceed 0.15% of the gross proceeds from the Gravity Series offering to be used for on-going G&A expenses, and any unforeseen expenses related to administering the Assets.

(6)Operating Expenses: Gravity Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with (i) the management of Gravity Series; (ii) preparing any reports and accounts of the Asset and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U; (iii) insurance premiums or expenses; (iv) withholding or transfer taxes; (v) governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; (vi) legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation; (vii) fees and expenses of any administrator, if any,; (viii) all custodial fees, costs, and expenses in connection with the holding of the Asset or the Gravity Series Shares; (ix) fees, costs, and expenses of a third party registrar and transfer agent; (x) the cost of any audit of Gravity Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Gravity Series Shareholders; (xi) any indemnification payments; (xii) the fees and expenses of the counsel for Gravity Series counsel in connection with advice directly relating to Gravity Series legal affairs; (xii) costs of any other outside appraisers, valuation firms, marketing, accountants, attorneys, or other experts or consultants engaged by the Managing Member in connection with the operations of Gravity Series; and (xiii) any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

(7)Asset Management Fee: Gravity Series will pay to the Managing Member an annual management fee in an amount equal to 1.0% of purchase price paid for the Asset as of the end of the preceding calendar quarter, unless waived in whole or in part by the Managing Member in its sole discretion.

The allocation of the net proceeds of the Gravity Series Offering set forth above represent our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the Offering. The Managing Member reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor Gravity Series is expected to keep any of the proceeds from the Offering.

DESCRIPTION OF EMPIRE SERIES

Summary Overview

The Empire Series of the Company (“Empire Series”, “us”, or “we”) has been established to enable Investors to participate in the ownership of a twenty-seven (27) unit senior living facility located at 601 22nd Avenue, Silvis, Illinois 61282 (the “Property”). The Property is currently owned in fee simple by Empire Cooperatives LLC, an Iowa limited liability company (the “Joint Venture” or “JV”). On September 14, 2021, we entered into a membership interest purchase agreement (“MIPA”) to acquire up to 32.05% of the JV from its sole owner, Ben Eastep (the “Property Partner”).

The Property is a new 22,901 square development situated on a 2.81-acre site. The project is scheduled for completion in late December 2021 and will have a total of 27 physical units. The project will offer fifteen (15) one-bedroom units, twelve (12) two-bedroom units, and twenty seven (27) garages.

Empire Series:

•Property Name: Deer Valley Villas

•Address: 601 22nd Avenue, Silvis, Illinois 61282

•Year Built: 2021

•Minimum Investment: $1.00

•Property Valuation at Stabilization: $6,800,000

•Total Offering: $535,000

•Number of Shares: 535,000

•Price Per Share: $1.00

Neighborhood Overview

The Property is located in Silvis, Rock Island County, Illinois. It is 165 miles from both Des Moines, Iowa and Chicago, Illinois. Silvis is also part of a larger metropolitan area known as the Quad Cities, an area situated across four counties in Illinois and Iowa.

The location of Silvis allows for easy access to major metropolitan areas including Minneapolis, Omaha, Kansas City, St. Louis, Milwaukee and Indianapolis giving Silvis daily access to millions of people and thousands of businesses. Silvis has easy access to both rail and interstate infrastructure, two major medical centers, and several community college/university districts.

The Quad Cities hosts more than 30,000 businesses, including Deere & Company World Headquarters, 3M, Alcoa, and the Rock Island Arsenal.

The immediate neighborhood for the development contains many entities that would support and complement a senior living development. It includes healthcare providers, shopping and some market rate housing options.

Market Rental Data:

Per Moody’s/REIS, income and asking rents are expected to increase annually for the next five year, an estimated 3.2% and 3.0%, respectively. Additionally, vacancy is expected to remain constant in the market, at ~4%.

To our knowledge, the Property will be the only senior living product in the market and will be establishing the market rate for the specific target niche.

Acquisition:

On September 14, 2021, we signed the MIPA which enables us to acquire up to 32.05% of the issued and outstanding membership interests in exchange for a purchase price of up to $500,000. The MIPA is contingent on a number of factors, including a minimally-subscribed offering of Empire Series Shares of at least $1.00 (in exchange for a percentage membership interest, to be calculated by dividing the Purchase Price by $1,560,000) during a 180-day offering term following Reg A+ qualification by the Commission. If the contingencies are satisfied or otherwise waived by the parties, then Property Partner will assign to Empire Series the purchased membership interest in exchange for the purchase price.

Property Capitalization:

The following sets for the Pre-Money and Post-Money capitalization of the JV:

Cap Table: Pre-Money
	Contributed Capital	Ownership %
Senior Loan	$3,600,000	0.00%
TIF Loan	$540,000	0.00%
Ben Eastep	$650,000	100.00%
Total	$4,790,000	100.00%

Cap Table: Post-Money – Maximum Raise
	Contributed Capital	Ownership %
Senior Loan	$3,600,000	0.00%
TIF Loan	$540,000	0.00%
Ben Eastep	$650,000	67.95%
Rhove Real Estate 1, LLC – (EMPIRE SERIES)	$500,000	32.05%
Total	$5,290,000	100.00%

Appraised Value

The most recent third-party appraisal of the property was conducted in June 2020. The As Is -Land Value was estimated at $400,0000; the As Complete - Value Conclusion was $6,400,000 and the As Stabilized – Value Conclusion was $6,800,000.

The Property begins leasing in Fall 2021 with first occupancy expected in January 2022. Stabilization is expected in 9-12 months.

Opportunities

Roost Enterprises, Inc., a Delaware corporation dba Rhove and our managing member (the “Managing Member”) has identified the following opportunities and market factors that may positively impact the current and future value of the Property.

•The development is well located near public health and safety services and may appeal to residents who prefer the Illinois segment of the Quad City Market.

•The project will be the only Senior Living/Over 55 market rate apartment community in the area that we are aware of.

•To our knowledge, no other developer is focused on this Illinois submarket, or the Senior Living/Over 55 market niche.

•Launching with only 27 units will allow the developer to test the market with this new product type. Our Partner has plans for a second phase development if Empire phase one is successful.

•The development/management company is homegrown, locally based, and customer service oriented. Their experience and market insight informs their strategy and they believe this could lead to an outsized return by identifying an unmet market need.

•No other community in the market that we identified exceeds “average” customer ratings on Google Reviews. Thus, customer service can be a significant differentiator in the market as the property manager strives for rent premiums.

While the Managing Member has identified these opportunities, the Managing Member does not guarantee that any forward-looking statements will come to pass, nor can we guarantee that any such opportunities will positively impact the current and future value of the Property.

Risks

In addition to the Risk Factors, the Company has identified these Risk Factors specific to Empire Series:

•Although the Property Partner will remain responsible for day to day management of the JV as Manager, thereby having a direct influence on achieving or exceed rent and occupancy goals, Investors should consider the possibility that the actual performance of the Property, and therefore the JV, may not achieve targets. This could result in significantly lower returns, and a loss of some or all of the principal invested by the Series and investors in the Series.

•Failure to stabilize residential occupancy according to the development and leasing timeline, could be extremely detrimental.

•If the occupancy and rent growth estimates proposed by the Property Partner responsible for the operations of the Property are not achieved, the value of the Property may be negatively impacted.

•The Property Partner and CBRE revenue projections are based on Senior Living/Independent Living rent comparables, rather than Senior Living/Over 55 comparables. The comparables were chosen because, to our knowledge, no other Senior Living/Over 55 asset was available to benchmark at the time.

•The future demand of a Senior Living/Over 55 residential product in this submarket remains unclear.

•A more conservative property assessment conducted by an independent contractor hired by the Managing Member in June 2021 estimates the revenues could be at least 25-38% lower than the valuation implied by the acquisition contemplated by this offering if expectations are not met. Further, if expectations set forth in the business plan are not met, the same assessment valued the stabilized property at $3,785,968 versus the appraised value of $6,800,000 which is used to calculate the expected target returns of the Property.

•The Managing Member does not claim to support either valuation of the Property. Rather, we seek to explore a conservative and holistic evaluation of the potential performance. This informs a sensitivity analysis that we use to communicate the range of potential risks of investing in the asset and better understand the impact to returns if the rent and occupancy goals set forth by the Property Partner are not met.

•If the rent and occupancy goals set forth by the Property Partner are not met, the Cash on Cash return and Internal Rate of Return in year 5 of the Property could be 50% of target or less.

•The Property Partner is the owner of a relatively small real estate development company and new in the Over 55 market.

•Dealing with the maturing loans in 2026 is of critical importance. If the property is not refinanced, ownership will be forced to pay $3.7MM.

•The Cash Flow projections provided by the Property Partner include a sale of the Property. If the Property does not sell, or fails to sell for the forecasted price, all projected financial returns could be far lower than stated by the Property Partner.

•Another outbreak of a COVID-19 variant or similar pandemic could have an adverse effect on the ability of tenants to pay rent in full and on time, thereby resulting in an adverse impact on cash flows and financial projections.

Property Manager

The Property is managed by Choteau Creek Holdings LLC, an Iowa limited liability company (“Property Manager”) and affiliate of the Property Partner. In exchange for the performance of certain property management services pursuant to a Management Agreement between the Property Manager and the Property Partner, Empire Cooperatives LLC will pay to Property Manager an annual fee of 5.0% of all rent.

JV Operations

The Property is owned and operated by the JV, which is managed by the Property Partner. Pursuant to the Amended and Restated Operating Agreement of the JV (the “Operating Agreement”), the

Property Partner has broad decision-making authority on behalf of the JV. However, Empire Series has an approval right on the following major decisions:

(a)Sell, transfer, pledge, hypothecate, or grant a mortgage on or security interest in, all or any part of the Property, other than personal property of the Company sold and replaced in the ordinary course of business;

(b)Enter into any lease or other agreement for the use or occupancy of the Property other than residential and commercial leases with arms-length counterparties on market terms, as determined in Manager’s reasonable discretion, each entered into in the ordinary course of business;

(c)Obtain or refinance any loan or other financing or refinancing which is secured by the Property (provided that the Members acknowledge and approve of the existing loan with Greenstate Credit Union);

(d)Borrow any sums on behalf of the Company which, individually or in the aggregate, are in excess of $62,000, except as authorized in the Approved Budget;

(e)Approve of the Business Plan, Proposed Budget, any modifications and deviations from any Business Plan and any modifications and deviations from any Approved Budget (other than, with respect to the Approved Budget, a deviation in an amount which does not exceed the applicable amount set forth in clause (f) below);

(f)A decision to exceed or deviate from the schedule of expenditures in an Approved Budget, other than Emergency Expenditures, expenditures for Non-Discretionary Expenses and expenditures that are Permitted Deviations;

(g)Institute any litigation or pursue any claims or remedies on behalf of the Company, other than with respect to: (i) disputes encountered in the course of the day-to-day operation of the Property where the amount in dispute, in the aggregate, does not exceed $62,000; (ii) claims on or for insurance coverage which, individually or in the aggregate, do not exceed $62,000; or (iii) delivering notices of default, applying security deposits and commencing enforcement proceedings in the ordinary course of business for the Company in connection with the leasing of space at the Property;

(h)Enter into any dispute, settlement, consent decree, stipulated court order or other resolution on behalf of the Company with any third party or any governmental or regulatory agency where the amount in dispute, in the aggregate, exceeds $62,000;

(i)Acquire any additional land or any other real property or development rights other than the Property;

(j)Demolish or abandon any material portion of the Property or materially alter the Property;

(k)Admit any additional or substituted members to the Company, except as provided for in this Agreement;

(l)Call for Additional Capital Contributions;

(m)Enter into, amend, modify, terminate or suspend any agreement between the Company and any Member, the Manager, or their respective Affiliates, except as contemplated in the Approved Budget;

(n)amend this Agreement, except to the extent expressly permitted herein;

(o)Institute any merger or consolidation of the Company;

(p)cause the Company to commence bankruptcy, receivership or any other insolvency proceedings; or

(q)dissolve the Company.

Compensation and Expenses

•Sourcing Fee: Empire Series will pay to the Managing Member a sourcing fee equal to $5,350 not to exceed 1.0% of the Initial Offering unless all or a portion is waived by the Managing Member in its sole discretion.

•Asset Management Fee: Empire Series will pay to the Managing Member an annual management fee in an amount equal to 1.0% of purchase price as of the end of the preceding calendar quarter, unless waived in whole or in part by the Managing Member in its sole Discretion.

•Other Expenses.  In addition to the Sourcing Fee and Asset Management Fee, Empire Series will bear the cost of the Brokerage Fee (up to 2.0% of the Initial Offering Proceeds), Offering Expenses (up to 3.0% of the Initial Offering Proceeds), Acquisition Expenses, and Operating Expenses.

USE OF PROCEEDS FOR SERIES EMPIRE

We estimate that the gross proceeds of this Offering will be approximately $535,000 assuming the full amount of this offering is sold, and will be used in the following order of priority of payment:

Use of Funds	Total	% of Offering
Brokerage Fee	$10,700	2.00%
Acquisition Cost (1)	$500,000	93.46%
Offering Expenses (2)	$16,050	3.00%
Sourcing Fee (3)	$5,350	1.00%
Cash Reserves (4)	$2,900	0.54%
Total	$535,000	100.00%

(1)Acquisition Cost: Empire Series will pay or reimburse the Managing Member for all costs, fees and expenses incurred in connection with the investment in and acquisition of equity ownership of the JV.

(2)Offering Expenses: Empire Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow, and compliance costs, including any blue sky filings required in order for Empire Series to be made available to the Investors in certain states. Additionally, the Empire Series will pay or reimburse the Manager for all costs and expenses incurred in connection with the evaluation, discovery, investigation, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, marketing costs and expenses incurred in connection with promoting the Offering, technology costs, photography, videography, and other expenses in order to prepare the profile for the Series Asset to be accessible to Investors via the Rhove Platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of the Series Asset that are not otherwise included in the Acquisition Costs.

(3)Sourcing Fee: Empire Series will pay to the Managing Member a fee equal to $5,350 not to exceed 1.0% of the Initial Offering unless all or a portion is waived by the Managing Member in its sole discretion.

(4)Cash Reserves: Empire Series will reserve a flat fee not to exceed .54% of the gross proceeds from the Empire Series offering to be used for on-going G&A expenses, and any unforeseen expenses related to administering the Assets.

(5)Operating Expenses: Empire Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with (i) the management of Empire Series; (ii) preparing any reports and accounts of the Asset and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U; (iii) insurance premiums or expenses; (iv) withholding or transfer taxes; (v) governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; (vi) legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation; (vii) fees and expenses of any administrator, if any,; (viii) all custodial fees, costs, and expenses in connection with the holding of the Asset or the Empire Series Shares; (ix) fees, costs, and expenses of a third party registrar and transfer agent; (x) the cost of any audit of Empire Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Empire Series Shareholders; (xi) any indemnification payments; (xii) the fees and expenses of the counsel for Empire Series counsel in connection with advice directly relating to Empire Series legal affairs; (xii) costs of any other outside appraisers, valuation firms, marketing, accountants, attorneys, or other experts or consultants engaged by the Managing Member in connection with the operations of EMPIRE Series; and (xiii) any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

(6)Asset Management Fee: Empire Series will pay to the Managing Member an annual management fee in an amount equal to 1.0% of purchase price paid for the Asset as of the end of the preceding calendar quarter, unless waived in whole or in part by the Managing Member in its sole discretion.

The allocation of the net proceeds of the Empire Series Offering set forth above represent our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the Offering. The Managing Member reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor Empire Series is expected to keep any of the proceeds from the Offering.

DESCRIPTION OF CITY PARK QUAD (COLUMBUS) SERIES

Summary Overview

The City Park Quad (Columbus) Series of the Company (“City Park Quad (Columbus) Series”, “us”, or “we”) has been established to enable Investors to participate in the ownership of a four (4) unit multifamily building located at 571-575 ½ City Park Avenue, Columbus, Ohio 43215 (the “Property”). The Property is currently owned in fee simple by BSH RE Sub Six LLC, an Ohio limited liability company (the “Joint Venture” or “JV”). On October 21, 2021, we entered into a membership interest purchase agreement (“MIPA”) to acquire a minimum 10.90% and a maximum 54.35% membership interest in the JV from its sole owner, BSH RE HOLD LLC, an Ohio limited liability company (the “Property Partner”.

The Property is a pre-existing brick building built in 1900 in the historic German Village area of Columbus on .0789 acres. It is comprised of 3,024 square feet, currently subdivided in to 4 units. Each unit has 1 bedroom and 1 full bath. The property will be used for short-term rentals on platforms such as AirBNB following extensive renovations.

City Park Quad (Columbus) Series:

•Property Name: 571-575 ½ City Park Avenue

•Address: 571-575 ½ City Park Avenue Columbus, Ohio 43215

•Year Built: 1900

•Minimum Investment: $1.00

•Property Valuation at Stabilization: $653,000-1,000,000

•Total Offering: $535,000

•Number of Shares: 535,000

•Price Per Share: $1.00

Neighborhood Overview

The Property is located in Columbus, Ohio, which is the largest city in Ohio and the 14th largest in the United States. It is home to the state capitol, eighteen colleges/universities (including The Ohio State University) and six Fortune 500 corporate headquarters (Alliance Data, Nationwide Mutual Insurance Company, American Electric Power, Bath and Body Works, Victoria Secret, Huntington Bancshares, and Cardinal Health). Columbus also hosts three professional sports teams (NHL Columbus Blue Jackets, MSL Columbus Crew and MLB Columbus Clippers - AAA).

The Property is located in German Village, a historic neighborhood located just south of the city’s downtown. It was settled in the early-to-mid 19th century and was added to the National Register of Historic Places in 1974. It was named a Preserve America Community by the White House in 2007 and is considered one of the largest privately funded preservation districts. In 2011, German Village was named as one of America's Great Places in the Neighborhoods category by the American Planning Association. Their description reads, "Unpretentious, renovated houses and cottages stand shoulder to shoulder. Small, meticulously maintained front yards front tree-lined streets with brick sidewalks and cultivated village planters. Small businesses and storefronts with eye-catching displays and the aroma of culinary delights draw in passing pedestrians.” German Village is home to many iconic and nationally recognized Columbus restaurants such as Katzinger's Delicatessen. Schmidt's Sausage Haus, and Thurman Café.

Market Rental Data:

AIRDNA, a provider of short term rental data and analytics covering over 10 million listings, rated the Columbus market as an “A,” with a score of 92 out of a possible 100. The Average Daily Rate has climbed from $134 in September 2019 to $157 (17%) in September 2021. Occupancy in the 75th percentile is 83% in September 2021, the same rate as pre-pandemic September 2019. September 2021 Bookings finished at 17,555, compared to 14, 991 the same month of 2019 (a 17% increase).

Acquisition:

On November 1, 2021, we signed the MIPA which enables us to acquire a minimum 10.90% and a maximum 54.35% membership interest in the JV in exchange for a purchase price of up to $500,000. The MIPA is contingent on a number of factors, including a minimally-subscribed offering of City Park Quad (Columbus) Series of at least $135,000 and no more than $535,000, during a 180-day offering term following Reg A+ qualification by the Commission. If the contingencies are satisfied or otherwise waived by the parties, then the JV will issue to City Park Quad (Columbus) Series the purchased membership interest in exchange for a capital contribution of the purchase price.

Property Capitalization:

The following sets for the Pre-Money and Post-Money capitalization of the JV:

Cap Table: Pre-Money
	Contributed Capital	Ownership %
Deborah Axelrod Loan	$450,000	0.00%
BSH RE SUB SIX LLC (non-preferred equity)	$150,000	100.00%
Total	$600,000	100.00%

Cap Table: Post-Money – Maximum Raise
	Contributed Capital	Ownership %
Deborah Axelrod Loan	$0	0.00%
BSH RE SUB SIX LLC (non-preferred equity)	$150,000	45.65%
Rhove Real Estate 1, LLC – (City Park Quad (Columbus) Series)	$500,000	54.35%
Total	$650,000	100.00%

Property Value

An appraisal for the property has not been conducted in the last year. The county tax auditor’s site lists the last transfer sale price at $500,000 on May 10, 2021. The Property Partner projects the post-renovation value to be at $1,000,000 based on local market comparables.

Opportunities

Roost Enterprises, Inc., a Delaware corporation dba Rhove and our managing member (the “Managing Member”) has identified the following opportunities and market factors that may positively impact the current and future value of the Property.

•Comparecamp.com forecasts 45.8 million Airbnb users in the US in 2022, up from 44.5 million in 2021 (a 2.9% year-over year increase).

•As we look to this fall and winter, national short-term rental demand is up 18% compared to at the same time in 2019 and 88% higher than in 2020. In general, people are booking well ahead for their holiday travel this year. The week of Thanksgiving is 38% higher than in 2019 and 85% higher than 2020.

•According to Business First, Columbus was considered the hottest AirBNB market in the Midwest in 2018.

•IGMS.com listed Columbus as the #2 market for Airbnb profitability in 2020.

•Hostyapp.com listed Columbus as one of the Top 20 Cities for Airbnb businesses.

When comparing traditional long term rentals vs short term rentals in the Columbus market, Mashvisor.com believes an Airbnb rental would make a higher cash-on cash return. While the Managing Member has identified these opportunities, the Managing Member does not guarantee that any forward-looking statements will come to pass, nor can we guarantee that any such opportunities will positively impact the current and future value of the Property.

Risks

In addition to the Risk Factors, the Company has identified these Risk Factors specific to City Park Quad (Columbus) Series:

•Although the Property Partner will remain responsible for day to day management of the JV as Manager, thereby having a direct influence on achieving or exceed rent and occupancy goals, Investors should consider the possibility that the actual performance of the Property, and therefore the JV, may not achieve targets. This could result in significantly lower returns, and a loss of some or all of the principal invested by the Series and investors in the Series.

•Failure to stabilize residential occupancy according to the development and leasing timeline, could be extremely detrimental.

•If the occupancy and rent growth estimates proposed by the Property Partner responsible for the operations of the Property are not achieved, the value of the Property may be negatively impacted.

•If the rent and occupancy goals set forth by the Property Partner are not met, the Cash on Cash return and Internal Rate of Return in year 2 of the Property could be 50% of target or less.

•The Property Partner-estimated the value of this multifamily dwelling building at $1,000,000 (post-renovation). It is based on three local, recent sales/transfers. All three were built between 1900 and 1920, and were renovated prior to the sale.

oTwo of the three sales comps are ‘one-family dwellings’ and sold for $388/sf and $379/sf.

oConversely, the remaining comp was a ‘three-family dwelling’ and sold for $231/sf.

•A study conducted by an independent contractor revealed the following:

oEight comps, built in the same time period, transferred in the last 12 months, classified as “multi-family dwellings” and already renovated, sold for an average of $216/sf.

oAt $216/sf, the subject property will be valued at $653,184, post renovation.

oThe property will have to appreciate ~4.9% per year to reach a Year-10 value of $1,000,000, to meet the Year 10 Sponsor projected sales price.

•The Managing Member does not make any claims with regards to the actual current or future valuation of the Property. Rather, we seek to explore a conservative and holistic evaluation of the potential performance. This informs a sensitivity analysis that we use to communicate the range of potential risks of investing in the asset and better understand the impact to returns if the appreciation, rent and occupancy goals set forth by the Property Partner are not met.

•Airbnb CEO Brian Cheskly cited a low return to urban rentals, despite a surge in demand for remote, rural destinations. This could be a long term trend towards longer stays in larger homes, compared to short term urban rentals similar to hotels.

•Per AIRDNA, COVID-19 and its variants are still factor. The outlook for the short-term rental industry is encouraging, but will only see strong growth with the virus under control and all aspects of travel growing again.

Property Manager

The Property is managed by Housepitality, LLC, an Ohio limited liability company (“Property Manager”) and affiliate of the Property Partner. In exchange for the performance of certain property management services pursuant to a Management Agreement between the Property Manager and the JV, the JV will pay to Property Manager an annual fee of 20.0% of all net rental revenues (excluding cleaning fees).

JV Operations

The Property is owned and operated by the JV, which is managed by the Property Partner. Pursuant to the Amended and Restated Operating Agreement of the JV (the “Operating Agreement”), the Property Partner has broad decision-making authority on behalf of the JV. However, Empire Series has an approval right on the following major decisions:

(r)Sell, transfer, pledge, hypothecate, or grant a mortgage on or security interest in, all or any part of the Property, other than personal property of the Company sold and replaced in the ordinary course of business;

(s)Enter into any lease or other agreement for the use or occupancy of the Property other than residential and commercial leases with arms-length counterparties on market terms, as determined in Manager’s reasonable discretion, each entered into in the ordinary course of business;

(t)Obtain or refinance any loan or other financing or refinancing which is secured by the Property (provided that the Members acknowledge and approve of the existing loan with Greenstate Credit Union);

(u)Borrow any sums on behalf of the Company which, individually or in the aggregate, are in excess of $62,000, except as authorized in the Approved Budget;

(v)Approve of the Business Plan, Proposed Budget, any modifications and deviations from any Business Plan and any modifications and deviations from any Approved Budget (other than, with respect to the Approved Budget, a deviation in an amount which does not exceed the applicable amount set forth in clause (f) below);

(w)A decision to exceed or deviate from the schedule of expenditures in an Approved Budget, other than Emergency Expenditures, expenditures for Non-Discretionary Expenses and expenditures that are Permitted Deviations;

(x)Institute any litigation or pursue any claims or remedies on behalf of the Company, other than with respect to: (i) disputes encountered in the course of the day-to-day operation of the Property where the amount in dispute, in the aggregate, does not exceed $62,000; (ii) claims on or for insurance coverage which, individually or in the aggregate, do not exceed $62,000; or (iii) delivering notices of default, applying security deposits and commencing enforcement proceedings in the ordinary course of business for the Company in connection with the leasing of space at the Property;

(y)Enter into any dispute, settlement, consent decree, stipulated court order or other resolution on behalf of the Company with any third party or any governmental or regulatory agency where the amount in dispute, in the aggregate, exceeds $62,000;

(z)Acquire any additional land or any other real property or development rights other than the Property;

(aa)Demolish or abandon any material portion of the Property or materially alter the Property;

(bb)Admit any additional or substituted members to the Company, except as provided for in this Agreement;

(cc)Call for Additional Capital Contributions;

(dd)Enter into, amend, modify, terminate or suspend any agreement between the Company and any Member, the Manager, or their respective Affiliates, except as contemplated in the Approved Budget;

(ee)amend this Agreement, except to the extent expressly permitted herein;

(ff)Institute any merger or consolidation of the Company;

(gg)cause the Company to commence bankruptcy, receivership or any other insolvency proceedings; or

(hh)dissolve the Company.

Compensation and Expenses

•Sourcing Fee: City Park Quad (Columbus) Series will pay to the Managing Member a sourcing fee equal to $5,350 not to exceed 1.0% of the Initial Offering unless all or a portion is waived by the Managing Member in its sole discretion.

•Asset Management Fee: City Park Quad (Columbus) Series will pay to the Managing Member an annual management fee in an amount equal to 1.0% of purchase price as of the end of the preceding calendar quarter, unless waived in whole or in part by the Managing Member in its sole Discretion.

•Other Expenses.   In addition to the Sourcing Fee and Asset Management Fee, City Park Quad (Columbus) Series will bear the cost of the Brokerage Fee(up to 2.0% of the Initial Offering Proceeds), Offering Expenses (up to 3.0% of the Initial Offering Proceeds), Acquisition Expenses, and Operating Expenses.

USE OF PROCEEDS FOR CITY PARK QUAD (COLUMBUS) SERIES

We estimate that the gross proceeds of this Offering will be approximately $535,000 assuming the full amount of this offering is sold, and will be used in the following order of priority of payment:

Use of Funds	Total	% of Offering
Brokerage Fee	$10,700	2.00%
Acquisition Cost (1)	$500,000	93.46%
Offering Expenses (2)	$16,050	3.00%
Sourcing Fee (3)	$5,350	1.00%
Cash Reserves (4)	$2,900	0.54%
Total	$535,000	100.00%

(1)Acquisition Cost: City Park Quad (Columbus) Series will pay or reimburse the Managing Member for all costs, fees and expenses incurred in connection with the investment in and acquisition of equity ownership of the JV.

(2)Offering Expenses: City Park Quad (Columbus) Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow, and compliance costs, including any blue sky filings required in order for City Park Quad (Columbus) Series to be made available to the Investors in certain states. Additionally, the City Park Quad (Columbus) Series will pay or reimburse the Manager for all costs and expenses incurred in connection with the evaluation, discovery, investigation, including brokerage and sales fees and commissions (but excluding any Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), transportation costs including, travel and lodging for business purposes, marketing costs and expenses incurred in connection with promoting the Offering, technology costs, photography, videography, and other expenses in order to prepare the profile for the Series Asset to be accessible to Investors via the Rhove Platform, and similar costs and expenses incurred in connection with the identification, evaluation, negotiation, investigation, and acquisition of the Series Asset that are not otherwise included in the Acquisition Costs.

(3)Sourcing Fee: City Park Quad (Columbus) Series will pay to the Managing Member a fee equal to $5,350 not to exceed 1.0% of the Initial Offering unless all or a portion is waived by the Managing Member in its sole discretion.

(5)Cash Reserves: City Park Quad (Columbus) Series will reserve a flat fee not to exceed 0.54% of the gross proceeds from the City Park Quad (Columbus) Series offering to be used for on-going G&A expenses, and any unforeseen expenses related to administering the Assets.

(6)Operating Expenses: City Park Quad (Columbus) Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with (i) the management of City Park Quad (Columbus) Series; (ii) preparing any reports and accounts of the Asset and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U; (iii) insurance premiums or expenses; (iv) withholding or transfer taxes; (v) governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements; (vi) legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation; (vii) fees and expenses of any administrator, if any,; (viii) all custodial fees, costs, and expenses in connection with the holding of the Asset or the City Park Quad (Columbus) Series Shares; (ix) fees, costs, and expenses of a third party registrar and transfer agent; (x) the cost of any audit of City Park Quad (Columbus) Series annual financial statements, the fees, costs, and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to City Park Quad (Columbus) Series Shareholders; (xi) any indemnification payments; (xii) the fees and expenses of the counsel for City Park Quad (Columbus) Series counsel in connection with advice directly relating to City Park Quad (Columbus) Series legal affairs; (xii) costs of any other outside appraisers, valuation firms, marketing, accountants, attorneys, or other experts or consultants engaged by the Managing Member in connection with the operations of City Park Quad (Columbus) Series; and (xiii) any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion.

(7)Asset Management Fee: City Park Quad (Columbus) Series will pay to the Managing Member an annual management fee in an amount equal to 1.0% of purchase price paid for the Asset as of the end of the preceding calendar quarter, unless waived in whole or in part by the Managing Member in its sole discretion.

The allocation of the net proceeds of the City Park Quad (Columbus) Series Offering set forth above represent our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the Offering. The Managing Member reserves the right to modify the use of proceeds based on the factors set forth above. Neither the Company nor City Park Quad (Columbus) Series is expected to keep any of the proceeds from the Offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

Overview

Since its formation in March 2021, the Company has been engaged in identifying and acquiring the option to purchase equity in Properties for its series, and developing the financial, offering and other materials to begin fundraising. We are considered to be an early-stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

Operating Results

Revenues are generated at the Series level. As of the date of this Offering Circular, no Series has generated any revenues. Gravity Series, Empire Series, and City Park Quad (Columbus) Series areexpected to generate revenues by December 2022. No other Series has commenced operations as of the date of this Offering Circular.

The Company has not incurred any Operating Expenses for the period since inception through the date of this Offering Circular. Each Series will be responsible for its own Operating Expenses, such as taxes, insurance, accounting, audit, filing and other fees beginning on the closing date of the Offering of such Series. In addition, the Series will reimburse the Managing Member for Offering Fees and Expenses incurred, not to exceed 3% of the offering.

Liquidity and Capital Resources

As of the date of this Offering Circular, neither our Company nor any Series of Shares had any cash or cash equivalents and had no financial obligations.

Prior Offerings Of Series Interests

We previously not made any prior offerings of series interests.

Plan of Operations.

We conduct a due diligence process in order to confirm the validity of any material facts related to a Property and to disclose material risks that we have identified to potential Investors. However, the rights associated with our acquired Assets will range from a controlling interest, to a right to vote on certain major decisions, to a purely passive ownership stake in the underlying Property. In the event that the rights associated with an Asset constitute anything other than a controlling interest, then we will rely substantially on the management decisions of the Property Partner. We do not purport to select Properties that maximize Investor returns relative other investment opportunities, nor do we provide investment advice to Investors. Rather, our investment objective is to generate a return to Investors through distributions of operating profits and long-term appreciation of the Properties. However, after we close on an Asset, we may have little or no influence in the performance of a Property or its ability to generate a return to our Investors. Furthermore, the potential performance, risks, and investment quality of each Property may vary widely. Accordingly, we encourage Investors to evaluate the financial opportunity and risks associated with each Series Asset.

We plan to launch an as of yet undetermined number of additional series and related offerings in the next twelve months.

MANAGEMENT

General

The Managing Member of the Company is Roost Enterprises, Inc., a Delaware corporation (“Roost”). Roost has established a Board of Directors consisting of two members, Calvin Cooper and Chris Olsen.

At present, all of our executive officers are employees of the Managing Member or its affiliates. The executive offices of the Managing Member are located at 629 North High Street, 6th Floor, Columbus, OH 43215.

Executive Officers & Directors

The following table sets forth certain information with respect to the directors and executive officers of our Company:

Executive Officers and Directors	Age	Position held with our Company (1) (2)	Position held with Managing Member
Calvin Cooper	33	Chief Executive Officer, Chief Financial Officer, President, Managing Director, Chief Investment Officer	Chief Executive Officer, Chief Financial Officer, President, Board Director

(1)The current executive officers, whose terms in office began upon the organization of the Company on March 30, 2021, will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)The executive officers of the Managing Member are currently devoting substantially all of their working time to the management of the Managing Member, Roost Enterprises Inc.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Calvin Cooper is the Co-Founder and CEO of Roost Enterprises Inc. d/b/a Rhove, a Columbus, Ohio-based company founded to empower everyone to invest in and own real estate. Prior to this, Cooper was a Director and Venture Partner at NCT Ventures. As a venture capitalist, he led investments in fintech, blockchain, proptech and smart city technology companies. He serves on the Nasdaq Entrepreneurial Center Advisory Board and previously taught entrepreneurship as an adjunct professor at The Ohio State University. Cooper grew up in Columbus and graduated from Capital University with a bachelor’s degree in Financial Economics. In 2017, the Columbus City Council and the Create Columbus Commission recognized Calvin with the Visionary Award. Additionally, he was listed in the 40 Under 40 Class of 2017 by Columbus Business First. Cooper is a 2021 participant of the Young American Leaders Program (YALP) at the Harvard Business School.

Directors of our Company are elected until their successors are duly elected and qualified. There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person. There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

To the best of our knowledge, none of our directors or executive officers, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations and other minor offences) or had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

The Managing Member and the LLC Agreement

The Managing Member will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Managing Member and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The Managing Member will perform its duties and responsibilities pursuant to the LLC Agreement. The Managing Member will maintain a contractual, as opposed to a fiduciary relationship, with us and our Investors. Furthermore, we have agreed to limit the liability of the Managing Member and to indemnify the Managing Member against certain liabilities.

Responsibilities of the Managing Member

The responsibilities of the Managing Member include:

•Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•Offering Services such as the development of this Offering, including the determination of its specific terms;

•Asset Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the Managing Member deems necessary to the proper performance of its obligations under the LLC Agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the Managing Member necessary or desirable for the performance of any of the services under the LLC Agreement;

•Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

•Investor Services such as managing communications with our Investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

•Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

•Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the LLC Agreement, the Managing Member, or affiliated entities, may receive fees and expense reimbursements for services relating to this Offering and the investment and management of our Properties. The items of compensation are summarized in the following table:

Form of Compensation	Description

Reimbursement of Expenses

We will reimburse the Managing Member for out-of-pocket expenses in connection with our organization and offering (as set forth in the applicable Series Designation), our operations and the acquisition of Properties and in connection with third parties providing services to us. This does not include the Managing Member’s overhead, employee costs borne by the Managing Member, utilities or technology costs not directly related to the offering.

Fees from Other Services – Affiliates of the Managing Member

We may retain third parties, including certain of the Managing Member’s affiliates, for necessary services relating to our investments or our operations, including any administrative services, construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Reimbursement of Expenses

Because the Managing Member’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Managing Member will be reimbursed for the documented cost of performing such tasks. We will also pay all fees, costs and expenses of the Series, and of the Company as applicable, other than those specifically required to be borne by the Managing Member under the LLC Agreement. These expenses include, but are not limited to:

•expenses associated with the listing of our Shares (or any other securities of our Company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of the Company or any Series or subsidiary thereof and the offering, issuance and distribution of our Shares (or any other securities of our Company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

•expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our Properties;

•expenses of organizing, revising, amending, converting, modifying or terminating the Company or any Series or subsidiary thereof;

•the compensation and expenses of our directors and the allocable share of cost of liability insurance under a universal insurance policy covering the Managing Member or its affiliates and/or us to indemnify our directors and executive officers;

•costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

•expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our Shares on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our annual report to our Investors and proxy materials with respect to any meeting of our Investors;

•expenses incurred by managers, officers, personnel and agents of the Managing Member for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the Managing Member in connection with the purchase, origination, financing, refinancing, sale or other disposition of an asset;

•costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

•compensation and expenses of our custodian and transfer agent, if any;

•all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

•all costs and expenses relating to the development and management of our website if applicable;

•any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

•all other expenses actually incurred by the Managing Member (except as described below) which are reasonably necessary for the performance by the Managing Member of its duties and functions under the LLC Agreement.

However, to the extent the Managing Member advances the fees, costs and expenses that it is not obligated to pay under the LLC Agreement, the Company will reimburse the Managing Member for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Term and Removal of the Managing Member

The LLC Agreement provides that the Managing Member will serve as the Managing Member for an indefinite term, and that the Managing Member may be not removed by the Shareholders, but may choose to withdraw as the Managing Member, under certain circumstances.

The Managing Member may assign its rights under the LLC Agreement in its entirety or delegate certain of its duties under the LLC Agreement to any of its affiliates without the approval of our Investors so long as the Managing Member remains liable for any such affiliate’s performance.

The Managing Member may withdraw as the Managing Member if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the Managing Member, the Managing Member will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The Managing Member will determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

Other than any accrued fees payable to the Managing Member, no additional compensation will be paid to the Managing Member in the event of the removal of the Managing Member.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of our executive officers, who are also executive officers of the Managing Member, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired Properties and monitors the performance of these Properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Managing Member, from the Managing Member. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Managing Member, we do not intend to pay any compensation directly to these individuals.

Compensation of Managing Member

The Managing Member will receive compensation and reimbursement for costs incurred relating to each Series Offering and other Offerings (e.g., Offering Expenses and Acquisition Costs) as discussed above. Neither the Managing Member nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other Series Offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The Company is managed by Roost Enterprises, Inc., the Managing Member. The Managing Member currently does not own any of the Shares in any Series.

The Managing Member or an affiliate of the Managing Member (including executive officers, directors and employees of the Managing Member) may purchase Shares in Gravity Series, Empire Series, or City Park Quad (Columbus) Series, or in other Series of the Company on the same terms as offered to investors.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Brett Kaufman controls the Property Partner of Gravity Series and the Property Manager of Gravity, Kaufman Communities, LLC. Therefore, Mr. Kaufman ultimately exercises broad decision-making authority over our investment in Gravity and owes certain contractual duties to our Gravity Series Shareholders. However, unless we raise enough to purchase a 90% interest in the JV, we will have little to no influence on Mr. Kaufman’s performance in managing the JV or the Property.

Although Mr. Kaufman has invested in our Managing Member. His investment similarly affords him no influence over our Managing Member.

The Managing Member has an agreement with the Property Manager to participate in the sharing of fees payable upon secondary transfers of Gravity Series Shares, subject to compliance with applicable laws. The Side Letter is attached in the exhibit Material Contracts, Exhibit 1A-6 as the “Gravity Series – Side Letter Agreement.”

Beyond what has been disclosed above, there have not been any other transactions since our formation in 2021, or any currently proposed transaction, in which we were or are to be a participant and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Compensation of Executive Officers”).

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of and is qualified by reference to the Rhove Real Estate 1 LLC Operating Agreement (Amended and Restated) attached hereto as Exhibit 1A-2B, and the Subscription Agreement, the form of which is attached hereto as Exhibit 1A-4 relating to the purchase of the applicable Series Shares. This summary is qualified in its entirety by reference to the detailed provisions of those documents, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the LLC Agreement, the Series Designation or the Subscription Agreement (as applicable), the provisions of the LLC Agreement, the Series Designation or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the LLC Agreement.

Description of the Shares

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of Shares in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole. In accordance with the LLC Act, each Series is, and any other Series if issuing Shares in the future will be, a separate series of the Company and not in a separate legal entity. The Company has not issued, and does not intend to issue, any Shares in any Series entitled to any preemptive, preferential or other rights that are not otherwise available to the Shareholders purchasing Shares in connection with any Offering.

Subject to the provisions of the LLC Agreement, the Managing Member can cause the Company to establish one or more Series of the Company through the creation of a written series designation (a “Series Designation”) for each new Series. A Series Designation relates solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares associated with any other Series, or the members associated therewith. The terms and conditions for each Series are as set forth in the LLC Agreement and in the Series Designation, as applicable. Upon approval of any Series Designation by the Managing Member, the Series Designation is attached to the Rhove Real Estate 1 LLC Operating Agreement (Amended and Restated) as an exhibit. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Shares of such Series and the members associated therewith (to the extent such terms differ from those set forth in the LLC Agreement); and (iii) designate or authorize the designation of specific officers to be associated with such Series. The Series Designation for Gravity Series, Empire Series, and City Park Quad (Columbus) Series are attached hereto as an Exhibit to the Rhove Real Estate 1 LLC Operating Agreement (Amended and Restated) which is attached as Exhibit 1A-2B.

The Shares represent an investment solely in a particular Series and, thus, indirectly in an underlying Property through the Series ownership of the Asset. We do not anticipate that any Series will own anything other than the single Asset associated with a single Property. We currently anticipate that the operations of the Company, including the designation of additional Series and the corresponding acquisition of additional Assets, will benefit Investors by allowing Investors to participate in the ownership of the places that they live, work, and play, as well as lowering barriers to entry in commercial real estate investment more generally.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a Series, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series. Accordingly, the Company expects the Managing Member to maintain separate, distinct record, and bank accounts, for each Series and its associated assets and liabilities. As such, the assets of a Series include only the Property associated with that Series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-

series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series should be applied to meet the liabilities of the other Series or the liabilities of the Company generally where the assets of such other Series or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series established in accordance with Section 18- 215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and Asset, and the economic, informational, and voting rights associated therewith.

All of the Series Shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the Series Shares, as determined by the Managing Member, the Shareholders of such Series Shares will not be liable to the Company to make any additional capital contributions with respect to such Series Shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of Series Shares have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Shares and no preferential rights to distributions.

The Series described in this offering circular may use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Managing Member to acquire Assets pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to Asset acquisitions and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership interest in the Series Shares related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series Shares, (iii) the Managing Member, (iv) the Rhove Platform or (v) the Property associated with the Series, or any Property owned by any other Series.

Further Issuance of Shares

The Gravity Series Shares, Empire Series Shares, and City Park Quad (Columbus) Series Shares are being offered and sold pursuant to this Offering Circular. The LLC Agreement provides that the Managing Member may withhold its consent to the admission of any Investor as a Shareholder for any reason. The Managing Member, in its sole discretion, has the option to issue additional Shares (in addition to those issued in connection with any Offering) on the same terms as the Shares of applicable Series being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Property.

Transfer Agent

We have engaged an SEC registered transfer agent, to serve as the transfer agent and registrar for each of the series of the Company.

Distribution Rights

The Company will make distributions of Free Cash Flows of each Series to the Shareholders in proportion to their Series Shares as of a record date selected by the Managing Member. “Free Cash Flow” means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any operating expenses related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with the LLC Agreement.

Notwithstanding the foregoing, in order to qualify as a REIT, a Series would generally be required to distribute dividends, other than capital gain dividends, to our Investors in an amount at least equal to the sum of 90% the taxable income of such Series. To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, Investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends. See “Annual Distribution Requirements.”

No Series will distribute a Property in kind to its Shareholders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and who knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to

Shareholders on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific Property of such Series, would exceed the fair value of the assets of such Series. For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of Property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that Property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The Shares are not redeemable.

Registration Rights

There are no registration rights in respect of the Shares.

Voting Rights

The Shares have no voting rights with respect to Company matters or Series matters, and limited voting rights with respect to amendments to the LLC Agreement that (i) materially adversely and disproportionately affects the rights of a Shareholder; (ii) modifies provisions governing dissolution of the Company; or (iii) modifies the term of the Company.

The Managing Member has broad authority to take action with respect to the Company and any Series. See “Management” for more information. Except as set forth above, the Managing Member may amend the LLC Agreement without the approval of the Shareholders to, among other things, reflect the following:

(a)a change that the Managing Member determines to be necessary or appropriate in connection with any action taken or to be taken by the Managing Member pursuant to the authority granted in the LLC Agreement;

(b)a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company, or the registered office of the Company;

(c)the admission, substitution, withdrawal, or removal of Shareholders in accordance with the LLC Agreement or any Series Designation;

(d)a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an association taxable as a corporation under Subchapter C of the Code or as REIT for U.S. federal income tax purposes;

(e)a change that the Managing Member determines to be necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f)a change that the Managing Member determines to be necessary, desirable, or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline, or requirement of any National Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Managing Member deems to be in the best interests of the Company and the Shareholders;

(g)a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of the LLC Agreement or any Series Designation or is otherwise contemplated by the LLC Agreement or any Series Designation;

(h)a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Managing Member determines to be necessary or appropriate;

(i)an amendment that the Managing Member determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Managing Member, any Officers, or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)an amendment that the Managing Member determines to be necessary or appropriate in connection with the establishment or creation of additional Series or the authorization, establishment, creation, or issuance of any class or series of Shares of any Series and the admission of additional Shareholders;

(k)any other amendment other than an amendment expressly requiring consent of the Shareholders; and

(l)any other amendments substantially similar to the foregoing.

Furthermore, the Managing Member retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Property of each Series.

Liquidation Rights

The LLC Agreement provides that the Company shall not be dissolved by the admission of additional Shareholders or the withdrawal of Shareholder following a transfer of Shares associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i)an election to dissolve the Company by the Managing Member;

(ii)the sale, exchange, or other disposition of all or substantially all of the assets and Properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Managing Member;

(iii)the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)at any time that there are no Shareholders of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

A Series shall not be terminated shall not be dissolved by the admission of additional Shareholders or the withdrawal of Shareholder following a transfer of Shares associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)the dissolution of the Company;

(ii)the sale, exchange, or other disposition of all or substantially all of the assets and Properties of such Series (which shall include the obsolesce of the Series Asset) and the subsequent election to dissolve the Company by the Managing Member. The termination of the Series pursuant to this sub-paragraph shall not require the consent of the Shareholders;

(iii)an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv)an election to terminate the Series by the Managing Member; or

(v)at any time that there are no Shareholders of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Upon dissolution of the Company or termination of any Series, the Managing Member shall select one or more persons (which may be the Managing Member) to act as Liquidator (“Liquidator”). In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Managing Member and may be removed at any time by the Managing Member; (iii) upon dissolution, death, incapacity, removal, or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in LLC Agreement, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of the LLC Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the

Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Managing Member shall act as Liquidator.

In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)Subject to Section 11.3(c) of the LLC Agreement, the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Shareholders associated with such Series.

(b)Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2 of the LLC Agreement) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Shareholders associated with such Series otherwise than in respect of their distribution rights. With respect to any liability that is contingent, conditional, or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property, and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.3(b) of the LLC Agreement shall be distributed to the holders of the Shares of the Series on an equal per Share basis.

Restrictions on Ownership and Transfer

The Shares are subject to restrictions on transferability. A Shareholder may not transfer, assign or pledge its Shares without the consent of the Managing Member. The Managing Member may withhold consent in its sole discretion, including when the Managing Member determines that such transfer, assignment or pledge would (i) result in the transferee directly or indirectly exceeding the individual aggregate 12-Month investment limit or owning in excess of the aggregate ownership limit; (ii) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Shares, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, unless such Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company; (iii) cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA; (iv) adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of

their respective affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject; (v) require registration of the Company, any Series, or any Shares under any securities laws of the United States of America, any state thereof or any other jurisdiction; or (vi) violate or be inconsistent with any representation or warranty made by the transferring Shareholder.

The transferring Shareholder, or such Shareholder’s legal representative, shall give the Managing Member prior written notice before making any voluntary transfer and notice within thirty (30) days after any involuntary transfer (unless such notice period is otherwise waived by the Managing Member), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed transfer will not result in any of the consequences referred to above. If a transfer occurs by reason of the death of an Shareholder or assignee, the notice may be given by the duly authorized representative of the estate of the Shareholder or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Managing Member.

In the event any transfer permitted by the LLC Agreement shall result in beneficial ownership by multiple persons of any Shareholder’s interest in the Company, the Managing Member may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under the LLC Agreement, and for the purpose of exercising the rights which the transferor as an Shareholder had pursuant to the provisions of the LLC Agreement. A transferee shall be entitled to any future distributions attributable to the Shares transferred to such transferee and to transfer such Shares in accordance with the terms of the LLC Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Shareholder as a result of such Transfer until he or she becomes a Substitute Shareholder. The Company and each Series shall incur no liability for distributions made in good faith to the transferring Shareholder until a written instrument of transfer has been received by the Company and recorded on its books and the effective date of transfer has passed. Any Substitute Shareholder shall be bound by the provisions of the LLC Agreement.

Prior to recognizing any transfer, the Managing Member may require, in its sole discretion:

(i)the transferring Shareholder and each transferee to execute one or more deeds or other instruments of transfer in a form satisfactory to the Managing Member;

(ii)each transferee to acknowledge its assumption (in whole or, if the transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Shareholder by executing a Form of Adherence (or any other equivalent instrument as determined by the Managing Member);

(iii)each transferee to provide all the information required by the Managing Member to satisfy itself as to anti-money laundering, counter-terrorist financing, and sanctions compliance matters; and

(iv)payment by the transferring Shareholder, in full of the costs and expenses of the transfer, and no transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Shareholder shall be admitted to the Company as an Shareholder, unless and until each of these requirements has been satisfied or, at the sole discretion of the Managing Member, waived.

The transferring Shareholder shall bear all costs and expenses arising in connection with any proposed transfer, whether or not the transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.  The Managing Member may charge set fees per transfer, which may be stated as a fixed dollar fee or as a percentage of the value of the Shares being transferred, as determined by the Managing Member from time to time.

The Managing Member or its affiliates may acquire Shares in each Series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Shares, either directly or through brokers, via the Rhove Platform or otherwise.

Additionally, unless and until the Shares of the Company are listed or quoted for trading or otherwise made available for trading on the Rhove Platform, there are restrictions on the holder’s ability to the pledge or transfer the Shares. There can be no assurance that we will, or will be able to, register the Shares for resale and there can be no guarantee that a liquid market for the Shares will develop. Therefore, Investors may be required to hold their Shares indefinitely. Please refer to the Risk Factors above, Exhibit 1A-2B (the LLC Agreement) and Exhibit 1A-4 (the form of Subscription Agreement) for additional information regarding these restrictions. To the extent certificated, the Shares issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Restrictions of Transfers Related to REIT Qualification

In order for us to qualify as a REIT under the Internal Revenue Code, Shares of each Series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a Series Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of the LLC Agreement provide that, after the completion of an Offering of a Series Interest and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of Shares, whichever is more restrictive) of the aggregate of our outstanding Shares or total capital stock or more than 9.8% (in value or number of Shares, whichever is more restrictive) of a Series Shares; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause Shares actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding Shares or total capital stock of a Series and 9.8% (in value or in number of Shares, whichever is more restrictive) of any Series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our Managing Member may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our Managing Member for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our Managing Member, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our Managing Member that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the Shares causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our Managing Member may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to our Managing Member with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our Managing Member may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a Series Shares is in excess of such decreased limits until such person’s percentage ownership of the Series’ Shares equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the Series’ Shares in excess of such percentage ownership will be in violation of the applicable limits. Our Managing Member may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the Shares of a Series then outstanding. Prior to any modification of the ownership limits, our Managing Member may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

The LLC Agreement further prohibits:

•any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the Investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•any person from transferring a Series’ Shares if such transfer would result in a Series’ Shares to be beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a Series’ Shares that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a Series’ Shares will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a Series’ Shares will not apply if our Managing Member determines that it is no longer in our best Shares to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our Shares is no longer required in order for us to qualify as a REIT.

If any transfer of a Series’ Shares would result in the Series’ Shares to be beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such Shares. In addition, if any purported transfer of a Series’ Shares or any other event would otherwise result in any person violating the ownership limits or such other limit established by our Managing Member, our Managing Member may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem Shares, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding Shares of a Series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of Shares that the person beneficially owns and a description of the manner in which such Shares are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each Investor will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our Shares could delay, defer or prevent a transaction or a change in control that might involve a premium price for our Shares or otherwise be in the best interest of our Investors.

Agreement to be Bound by the LLC Agreement; Power of Attorney

By purchasing Shares, the Investor will be admitted as a Shareholder of the Company and will be bound by the provisions of, and deemed to be a party to, the LLC Agreement. Pursuant to the LLC Agreement, each Investor grants to the Managing Member an irrevocable power of attorney to, among other things:

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including the LLC Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Managing Member, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Managing Member, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of the LLC Agreement; (C) all certificates, documents, and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of the LLC Agreement; (D) all certificates, documents, and other instruments relating to the admission, withdrawal or substitution of any Shareholder pursuant to, or in connection with other events described in the LLC Agreement; (E) all certificates, documents, and other instruments relating to the determination of the rights, preferences, and privileges of any Interest of a Series issued pursuant to the LLC Agreement; (F) all certificates, documents, and other instruments that the Managing Member or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations, and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation, or conversion of the Company; and

(ii)execute, swear to, acknowledge, deliver, file, and record all ballots, consents, approvals, waivers, certificates, documents, and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement, or other action that is made or given by any of the Shareholders hereunder or is consistent with the terms of the LLC Agreement or (B) effectuate the terms or intent of the LLC Agreement; provided, that when any provision of the LLC Agreement that establishes a percentage of the Shareholders or of the Shareholders of any Series required to take any action, the Managing Member, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement, or other action of the Shareholders or of the Shareholders of such Series, as applicable.

The power of attorney is irrevocable, and a power coupled with an interest, and will survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy, or termination of any Shareholder and the transfer of all or any portion of such Shareholder’s Shares and shall extend to the Shareholders heirs, successors, assigns, and personal representatives. Each Shareholder agrees to be bound by any representation made by any officer of the Managing Member, or the Liquidator, acting in good faith pursuant to such power of attorney; and each Shareholder, to the maximum extent permitted by law, waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member, or the Liquidator, taken in good faith under such power of attorney in accordance with the LLC Agreement. Each Shareholder must execute and deliver to the Managing Member, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney, and other instruments as the Managing Member or the Liquidator determines to be necessary or appropriate to effectuate the LLC Agreement and the purposes of the Company.

The power of attorney also grants the Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of the LLC Agreement.

Duties of Officers

The LLC Agreement provides that, except as may otherwise be provided by the LLC Agreement, the property, affairs and business of each Series will be managed under the direction of the Managing Member. The Managing Member has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the LLC Agreement or as may be specified by the Managing Member.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Managing Member or the Rhove Platform. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the LLC Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the LLC Agreement.

Exclusive Jurisdiction; Waiver of Jury Trial; Federal Securities Law Exceptions

Any dispute in relation to the LLC Agreement is subject to the exclusive jurisdiction of the Chancery Court in the State of Delaware except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the LLC Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the LLC Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Chancery Court in the State of Delaware or if required or permitted by applicable federal law, a federal court of the United States. If a Shareholder were to bring a claim against the Company or the Managing Member pursuant to the LLC Agreement and such claim were governed by state law, it would have to bring such claim in the Chancery Court in the State of Delaware

The LLC Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Chancery Court in the State of Delaware and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the LLC Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our Shares - Any dispute in relation to the LLC Agreement is subject to the exclusive jurisdiction of the Chancery Court in the State of Delaware except where federal law requires that certain claims be brought in federal courts. The LLC Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the LLC Agreement with a jury trial. No condition, stipulation or provision of the LLC Agreement or our Shares serves as a waiver by any Investor or beneficial owner of our Shares or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Shares to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to Investors who purchase Shares in the Series offerings directly from the Company as well as to purchasers who may buy Series Shares in the secondary market, as they, as well, will become Series members whose rights vis a vis the Shares will be governed according to the terms of the LLC Agreement.

Listing

The Shares are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the Series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of Shares. For purposes of this section, references to “we,” “us” or “our Company” means each of the Series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular Investor in light of its investment or tax circumstances or to Investors subject to special tax rules, such as:

•U.S. expatriates;

•persons who mark-to-market our Shares;

•subchapter S corporations;

•U.S. Investors who are U.S. persons (as defined below) whose functional currency is not the

•U.S. dollar;

•financial institutions;

•insurance companies;

•broker-dealers;

•REITs;

•regulated investment companies;

•trusts and estates;

•holders who receive our Shares through the exercise of employee stock options or otherwise as compensation;

•persons holding our Shares as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

•non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

•persons holding our Shares through a partnership or similar pass-through entity;

•persons holding a 10% or more (by vote or value) beneficial interest in our Company;

•tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. Investors;” and

•non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. Investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that Investors will hold our Shares as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our Shares who for U.S. federal income tax purposes is:

•a citizen or resident of the United States;

•a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. Investor is a beneficial owner of our Shares who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our Shares who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. Investor is a beneficial owner of our Shares who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR SHARES TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR SHARES.

Taxation of Our Company

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2021. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its Investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our Investors. This treatment substantially eliminates the “double taxation” at the corporate and Investor levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the Investor level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

•We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

•If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure Property” below.

•If we elect to treat Property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that Property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such Property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the Property or net income from the operation of the Property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

•If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

•If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and

•any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus

•(B) retained amounts on which income tax is paid at the corporate level.

•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our Investors, as described below in “—Requirements for Qualification as a REIT.”

•A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

•If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

•We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an Investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the Investor), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the Investor’s basis in our Shares.

•We may own subsidiaries that will elect to be treated as TRSs and we may hold equity Shares in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2019 and for all subsequent taxable years. In order to have so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to Investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)that is managed by one or more trustees or directors;

(2)the beneficial ownership of which is evidenced by transferable Shares or by transferable certificates of beneficial interest;

(3)that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4)that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7)that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the Managing Member. Our Shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our Shares do not prevent us from satisfying condition (2). We believe that the Shares sold in this offering will allow us to timely comply with condition (6). However, depending on the number of Investors who subscribe for Shares in this offering and the timing of subscriptions, we may need to conduct an additional offering of preferred Shares to timely comply with (5). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding Shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our Shares. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the LLC Agreement provides restrictions regarding the ownership and transfer of our Shares, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our Investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to Investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable  U.S. Investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, potentially including a collateralized debt obligation (“CDO”) investment, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Certain Equity Investments and Kickers

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships  in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position. In addition, if the underlying Property is dealer property and our equity investment (with rights to receive preferred economic returns) is treated as equity for U.S. federal income tax purposes, our gains from the sale of the Property would be subject to 100% tax.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status. Conversely, we also could fail an applicable income or asset test if we have treated a preferred equity investment as indebtedness for U.S. federal income tax purposes and the IRS successfully characterizes the investment as equity for U.S. federal income tax purposes.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such Property from subleasing of substantially all of such Property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such Property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the Property. In addition, we may directly or indirectly provide non-customary services to tenants of our Properties without disqualifying all of the rent from the Property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the Property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our Investors in an amount at least equal to:

(a)the sum of:

•90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

•90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to Investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each Investor on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our Investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every Investor of the class of Shares with respect to which we make a distribution the same as every other Investor of that class, and we must not treat any class of Shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our Shares, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our Investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our Investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of

our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, Investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to Investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our Investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided, we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our Investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our Shares.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of Property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying Property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying Property is inventory or held for sale). The 100% tax will not apply to gains from the sale of Property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our Investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our Investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. Investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. Investors that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. Investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. Investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such Investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. Investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Investor has held our Shares. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. Investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. Investors will increase their adjusted tax basis in our Shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. Investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. Investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. Investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. Investor to the extent that they do not exceed the adjusted tax basis of the U.S. Investor’s our Shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these Series of Shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Investor’s Series of Shares, they will be treated as gain from the disposition of the Shares and thus will be included in income as long-term capital gain, or short-term capital gain if the Series of Shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our

Company” and “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. Investors and do not offset income of U.S. Investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our Shares will not be treated as passive activity income and, therefore, U.S. Investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. Investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our Shares (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. Investor elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. Investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Shares

In general, capital gains recognized by an Investor that is not a dealer in securities upon the sale or disposition of our Shares will be subject to tax at long-term capital gains rates, if such Shares or Shares were held for more than one year and will be taxed at ordinary income rates if such Series of Shares were held for one year or less. Gains recognized by U.S. Investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. Investor upon the disposition of our Shares held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the Shares have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. Investor but not ordinary income. In addition, any loss upon a sale or exchange of our Shares by a U.S. Investor who has held the Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. Investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. Investor with respect to our Shares will be treated first as a recovery of the Investor’s basis in the Series of Shares (computed separately for each block of Shares) and thereafter as gain from the disposition of our Shares.

Medicare Tax on Unearned Income

U.S. Investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our Shares (without regard to the 20% deduction on ordinary

REIT dividends) and capital gains from the sale or other disposition of stock. U.S. Investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our Shares.

Treatment of Tax-Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. Investor has not held our Shares as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a Property is financed through a borrowing by the tax exempt Investor) and (2) we do not hold REMIC residual Shares or Shares in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our Shares generally should not give rise to UBTI to a tax exempt U.S. Investor.

Tax exempt U.S. Investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c) (7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a Series; Shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a Series’ Shares, or (B) a group of pension trusts, each individually holding more than 10% of the value of a Series’ Shares, collectively owns more than 50% of such Shares; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our Shares, including the potential incurrence of income treated as UBTI.

Tax exempt U.S. Investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our Shares.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. Investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our Shares. In cases where a non-U.S. Investor’s investment in our Shares is, or is treated as, effectively connected with the non-U.S. Investor’s conduct of a U.S. trade or business, dividend income received in respect of our Shares and gain from the sale of our Shares generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. Investor were a U.S. Investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. Investor that is a corporation. Additionally, non-U.S. Investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our Shares is not effectively connected to a U.S. trade or business of the non-U.S. Investor and that the non-

U.S. Investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gains from U.S. real property Shares (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. Investor were a U.S. Investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. Investors. USRPIs for purposes of FIRPTA generally include Shares in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our Shares will not be a USRPI if we are “domestically-controlled,” (ii) our Shares will not be a USRPI with respect to a selling non-U.S. Investor if the Shares sold are of a class that is regularly traded on an established securities market and the selling non-U.S. Investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. Investor that is a “qualified Investor” (as described below) or (iv) with respect to a selling non-U.S. Investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s Series of Shares or the period of the REIT’s existence), less than 50% in value of its outstanding Shares of  Shares is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our Shares for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. Investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. Investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its Shares. Instead, the excess portion of the distribution will reduce the adjusted basis of its Shares. A non-U.S. Investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its Shares unless our Shares constitutes a USRPI and no other exception applies to the selling non-U.S. Investor. If our Shares is a USRPI, and no other exception applies to the selling non- U.S. Investor, distributions in excess of both our earnings and the non-U.S. Investor’s basis in our Shares will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. Investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. Investor’s tax basis in our Shares). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. Investor and may be refundable to the extent such withheld amounts exceed the Investor’s actual U.S. federal income tax liability. Even in the event our Shares is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. Investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the Investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our Shares are regularly traded on an established securities market or if the selling non-U.S. Investor is a “qualified Investor” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. Investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our Shares constitutes a USRPI. Amounts treated as ECI under the look- through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. Investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. Investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of Shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. Investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our Shares becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Shares

If gain on the sale of our Shares were taxed under FIRPTA, a non-U.S. Investor would be taxed on that gain in the same manner as U.S. Investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. Investor generally will not incur tax under FIRPTA on a sale or other disposition of our Shares if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. Investors hold, directly or indirectly, less than 50% in value of a Series’ Shares and such Series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our Shares will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non- U.S. Investor from a sale of our Shares that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. Investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. Investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our Shares becomes “regularly traded” on an established securities exchange in the future. Non-U.S. Investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our Shares, a non-U.S. Investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. Investor (i) disposes of an interest in our Shares or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our Shares or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. Investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. Investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. Investor, in which case the non-U.S. Investor will be subject to the same treatment as U.S. Investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. Investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. Investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our Shares from a non-U.S. Investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the Shares of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. Investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our Shares is held directly (or indirectly through one or more partnerships) by a “qualified Investor,” our Shares will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such Investor will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified Investor is generally a non-U.S. Investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of Shares of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of Shares described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified Investor having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified Investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the Shares in the qualified Investor held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified Investor on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified Investor. For these purposes, an “applicable investor” is a person (other than a qualified Investor) who generally holds an interest in the qualified Investor and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. Investor, and any entity all of the Shares of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. Investor is subject to taxation under FIRPTA on proceeds from the sale of our Shares or preferred stock or on distributions, the non-U.S. Investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. Investor with respect to our Shares will be treated first as a recovery of the Investor’s basis in the Series of Shares (computed separately for each block of Shares) and thereafter as gain from the disposition of our Shares. Subject to the FIRPTA look-through rule, (i) if our Shares are a USRPI, gain from a liquidating distribution with respect our Shares would be ECI to the non-U.S. Investor unless such non-U.S. Investor were a qualified Investor or qualified foreign pension fund, as described above, and (ii) if our Shares are not a USRPI, gain from a liquidating distribution with respect to our Shares would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our Shares if our Shares is regularly traded on an established securities market, to a qualified Investor or to a qualified foreign pension fund, distributions in redemption of our Shares and liquidating distributions to non-U.S. Investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. Investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. Investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. Investor who fails to certify their non- foreign status.

U.S. Investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some Investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

•the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

•the IRS notifies the payor that the TIN furnished by the payee is incorrect;

•the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

•there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. Investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an Investor will be allowed as a credit against the Investor’s U.S. federal income tax and may entitle the Investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. Investor and (ii) proceeds a non- U.S. Investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. Investor or the Investor otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the Investor is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. Investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such Investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. Investors who own our Shares through foreign accounts or foreign intermediaries and certain non-U.S. Investors. The legislation imposes a 30% withholding tax on dividends on our Shares paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If  the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our Investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our Investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to Investors as a credit against their U.S. federal income tax liability. Prospective Investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our Shares.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our Investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a Series’ Shares.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their Investors.

Among other changes, the TCJA made the following changes:

•For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

•The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. Investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

•Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

•Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

•A U.S. tax-exempt Investor that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

•Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our Investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our Investors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our Shares. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our Shares also should consider whether the acquisition or the continued holding of our Shares might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). Our Shares are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our Shares to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the LLC Agreement on the transfer of our Shares are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of Shares our Shares to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our Shares will be “widely held” and “freely transferable,” we believe that our Shares will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our Shares.

Certain individuals, including us, the Managing Member and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if Series of Shares are acquired or held by a plan with respect to which we, the Managing Member or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our Shares and the circumstances under which such decision is made. Accordingly, each holder of our Shares will be deemed to have represented and agreed that its purchase and holding of such Shares will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by the Managing Member, Roost, which also owns and operates a web and mobile app-based investment platform, the Rhove Platform. Through the use of the Rhove Platform, Investors can browse and screen the potential investments and sign legal documents electronically. Neither the Managing Member nor any other affiliated entity involved in the offer and sale of the Shares is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Shares.

The sale of the Shares in this offering is being facilitated by Dalmore Group, a registered broker-dealer under the Exchange Act and member of FINRA and registered in each state where the offer and sales of the Shares of each Series will occur. As compensation for their services, Dalmore shall be paid a fee equal to Two Percent (2%) on the amount of the offering proceeds raised by each Series. There has also been a one-time advance payment for out of pocket expenses to Dalmore of $5,000.00 to cover expenses anticipated to be incurred by the firm such as preparing the FINRA filing, due diligence expenses, working with SEC counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the offering. Dalmore will refund a portion of the payment related to the advance to the extent it was not used or incurred. The Company has also engaged Dalmore as a consultant to provide ongoing general consulting services such as coordination with third party vendors and general guidance with respect to the offerings. For these services, the Company will pay a one-time consulting fee of $20,000.00 to Dalmore once FINRA issues a No-Objection Letter. For additional Series filings, the Company has agreed to pay Dalmore for each subsequent FINRA filing any FINRA filing fee due together with a $1,000 1-APOS filing fee per such filing.

We are offering up to a maximum of 40,600,000 Gravity Series Shares, at a purchase price of $1.00 per Gravity Series Share, for a maximum aggregate amount of $40,600,000.00. The Offering is being conducted on a best efforts “minimum-maximum” basis meaning no closing may take place unless a minimum aggregate amount of 38,600,000 Gravity Series Shares has been sold. The proceeds of the offering will be used for Gravity Series to acquire an ownership interest in “The Gravity Project, LLC”, an Ohio limited liability company that holds title to the underlying Property as further described herein. The initial closing of the offering of the Gravity Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $38,600,000.00 of Gravity Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Gravity Series, the Gravity Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest. No Gravity Series securities are being offered by existing security-holders.

We are offering up to a maximum of 535,000 Empire Series Shares, at a purchase price of $1.00 per Empire Series Share, for a maximum aggregate amount of $535,000.00. This Offering is being conducted on a “best efforts” basis meaning that there is no guarantee that any minimum amount will be sold. This is not a contingent offering and there is no contingency required to be met to hold the first closing. The first closing will be held on a date determined by the Managing Member in its sole discretion but will be held after the per investor minimum of 1 Share has been sold and no later than 15 days of the date subscriptions for the maximum aggregate amount of $535,000.00 of Empire Series Shares have been accepted. The proceeds of the offering will be used for Empire Series to acquire an ownership interest in “Empire Cooperatives, LLC”, an Iowa limited liability company that holds title to the underlying Property as further described herein. There is no minimum number of Empire Series Shares (other than the per investor minimum of 1 Share) that needs to be sold in order for funds to be released to the Company and for Empire Series to hold its first closing. Investors will be accepted at the initial closing and any subsequent closing on a “first-

come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the Empire Series, the Empire Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest. No Empire Series securities are being offered by existing security-holders.

We are offering up to a maximum of 535,000 City Park Quad (Columbus) Series Shares, at a purchase price of $1.00 per City Park Quad (Columbus) Series Share, for a maximum aggregate amount of $535,000.00. This Offering is being conducted on a best efforts “minimum-maximum” basis meaning no closing may take place unless a minimum aggregate amount of 135,000 City Park Quad (Columbus) Series Shares has been sold. The proceeds of this offering will be used for City Park Quad (Columbus) Series to acquire an ownership interest in “BSH RE Sub Six LLC”, an Ohio limited liability company that holds title to the underlying Property as further described herein. The initial closing of the offering of the City Park Quad (Columbus) Series Shares will occur within 15 days after the date subscriptions for the minimum aggregate amount of $135,000.00 of City Park Quad (Columbus) Series Shares have been accepted. Investors will be accepted at the initial closing and any subsequent closing on a “first-come, first-serve” basis meaning subscription agreements will be accepted based upon the date and time submitted by all investors in the series. If an initial closing has not occurred for the City Park Quad (Columbus) Series, the City Park Quad (Columbus) Series offering shall be terminated upon (i) the date which is 180 days from the date this offering circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”), which period may be extended by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the offering with all investment applicants being refunded in full at that time with no interest. No City Park Quad (Columbus) Series securities are being offered by existing security-holders.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Shares are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Dalmore Group is registered.

There will be different closing dates for each Offering. The initial Closing of a “minimum-maximum” Offering will occur on the earlier to occur of within 15 days of the date subscriptions for the minimum number of Shares for a Series have been received and have been cleared for compliance. For “best efforts” offerings with no minimum requirement, the initial Closing will be on a date determined by the Managing Member in its sole discretion. If an initial Closing has not occurred, each Offering shall be terminated upon (i) the date which is 180 days from the date such Offering Circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular Series by an additional 365 days by the Managing Member in its sole discretion, or (ii) any date on which the Managing Member elects to terminate the Offering for a particular Series.

Those persons who want to invest in the Shares must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 1A-4.

Investor Suitability Standards

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Shares of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription if we determine that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

•an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

•earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year; or

•Other criteria established under Rule 501 of Regulation D.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

The Shares will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase,

including obtaining required governmental or other consent and observing any other required legal or other formalities.

The Managing Member and Dalmore Group, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Shares in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Shares may involve significant risks. Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Shares. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an Investor in each Series is $1.00 (1 Series Share) and the maximum subscription by any investor is for Series Shares in each Series may be limited to 9.8% of the total Shares being offered for such Series if needed for REIT election, although such maximum thresholds may be waived by the Managing Member in its sole discretion.

Broker

Dalmore Group is acting as our executing broker in connection with the sale of each Series Shares pursuant to a Broker-Dealer Agreement. Exhibit 1A-1.

Dalmore Group is a broker-dealer registered with the Commission and a member of FINRA and SIPC and is registered in each state where the offering and sale of Shares will occur. Dalmore Group will receive a 2% fee but will not purchase any Series Shares and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with the Offering.

Escrow Agent

The Escrow Agent is PrimeTrust who will be appointed pursuant to an escrow agreement among the Broker, the Escrow Agent, and the Company, on behalf of each Series, or the Escrow Agreement. A copy of the Escrow Agreement is attached hereto as Exhibit 1A-8.

Fees and Expenses

Broker Fee

As compensation for providing certain broker-dealer services to a Series in connection with an Offering, Dalmore Group will receive a fee equal to 2% of the gross proceeds of each Series Offering (the “Broker Fee”). The Company will pay or cause the applicable series of the Company to pay, the Broker Fee to Dalmore Group from the Offering proceeds at closing, unless otherwise agreed by the parties. With respect to this Offering, the Broker Fee will be payable from the proceeds of the Offering.

Offering Fees and Expenses

The Managing Member will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the Shares associated with that Series (the “Offering Expenses” or “Offering Fees and Expenses”). Each Series Offering will reimburse the Managing Member for Offering Expenses actually incurred on our behalf, unless otherwise waived in whole or in party by the Managing Member in its sole discretion.

“Offering Expenses” consist of legal, accounting, escrow, filing, banking, compliance, marketing, technology costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in “Operating Expenses”). Additionally, each Series will be responsible for any and all acquisition (not otherwise included in the Acquisition Costs) including fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Property related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, technology fees, bank fees and interest (if the Property was acquired using debt prior to completion of an offering), marketing fees incurred in the promotion of the Offering, and photography and videography expenses in order to prepare the profile for the Property on the Rhove Platform.

Acquisition Costs

The “Acquisition Costs” will be payable from the proceeds of each offering and we will to pay for or reimburse the Managing Member for any such costs, fees and expenses incurred in the investment in, or development or acquisition of a series asset, including those advanced by the Managing Member.

Sourcing Fee

Each series will pay to the Managing Member a “Sourcing Fee”. For the Gravity Series, the Sourcing Fee is $406,000, unless all or a portion is waived by the Managing Member in its sole discretion. For Empire Series, the Sourcing Fee is $5,350 not to exceed 1.0% of the Offering, unless all or a portion is waived by the Managing Member in its sole discretion. For City Park Quad (Columbus) Series, the Sourcing Fee is $5,350 not to exceed 1.0% of the Offering, unless all or a portion is waived by the Managing Member in its sole discretion.

Asset Improvements

Each series may pay for specific asset improvements from the proceeds of the Offering. The Gravity Series will pay to The Gravity Project, LLC $100,000 to enhance the second floor commercial space for Roost’s offices as part of Roost’s portion of the tenant improvement budget for its office space. This amount may be increased or decreased in the discretion of the Manager should this space not ultimately be chosen as the Manager’s office space.

Cash Reserves

The Gravity Series will reserve a flat fee not to exceed 0.15% of the gross proceeds from the offering to be used for on-going G&A expenses, and any unforeseen expenses related to administering the Assets.

The Empire Series and the City Park Quad (Columbus) Series will reserve a flat fee not to exceed 0.54% of the gross proceeds from the offering to be used for on-going G&A expenses, and any unforeseen expenses related to administering the Assets.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Property on the Rhove Platform. The contents of the Rhove Platform (other than the Offering Statement, this Offering Circular and the exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Shares in a Series which has not had a final Closing.

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Shares must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested.

Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Shares is suitable for you.

2.Carefully read the LLC Agreement (Exhibit 1A-2B) Also carefully read the Subscription Agreement (Exhibit 1A-4) which was pre-populated following your completion of certain questions on the Rhove Platform application and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series Shares you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Managing Member and, if accepted, such further time until you are issued with Series Shares for which you subscribed.

4.The Managing Member and Dalmore Group will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Managing Member or Dalmore Group will contact you directly if required.

5.Once the review is complete, the Managing Member will inform you whether or not your application to subscribe for the Shares is approved or denied and if approved, the number of Shares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Managing Member accepts subscriptions on a first-come, first served basis.

6.If all or a part of your subscription in a particular Series is approved, then the number of Shares you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Shares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Shares.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the LLC Agreement of the Company as it may be amended from time to time. The Company, the Managing Member and Dalmore Group will rely on the information you provide on the Rhove Platform and in the Subscription Agreement and the supplemental information you provide in order for the Managing Member and Dalmore Group to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Shares, please notify the Managing Member immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Managing Member using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be commingled with the Series’ operating account, until if and when there is a Closing for a particular Offering with respect to that Investor. When the Escrow Agent has received instructions from the Managing Member or Dalmore Group that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series. If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Managing Member.

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for us by Kendall A. Almerico, P.A.

Independent Auditor

Our financial statements as of March 30, 2021 (inception) included in this offering circular have been audited by Artesian CPA, a certified public accounting firm, as stated in its report appearing herein.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Shares are entitled to review copies of any other agreements relating to any Series described in this Offering Circular and Offering Circular Supplements, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Managing Member will answer inquiries from potential Investors in Offerings concerning any of the Series, the Company, the Managing Member and other matters relating to the offer and sale of the Series Shares under this Offering Circular. The Company will afford the potential Investors in the Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

Rhove Real Estate 1, LLC

629 N. High Street, 6th Floor

Columbus, Ohio 43215

E-Mail: IR@rhove.com

Tel: 614-321-2421

Attention: Calvin Cooper

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

________________________________________________

SECTION F/S

FINANCIAL STATEMENTS

_________________________________________________

RHOVE REAL ESTATE 1, LLC
Delaware Limited Liability Company
Financial Statement and Independent Auditor's Report
March 30, 2021 (inception)

RHOVE REAL ESTATE 1, LLC

TABLE OF CONTENTS Page

INDEPENDENT AUDITOR'S REPORT	2-3
BALANCE SHEET	4
NOTES TO THE FINANCIAL STATEMENT	5-10

F-1

To the Board of Directors
Rhove Real Estate 1, LLC
Columbus, Ohio

INDEPENDENT AUDITOR'S REPORT

Opinion

We have audited the accompanying financial statement of Rhove Real Estate 1, LLC (the "Company") which comprise the balance sheet as of March 30, 2021 (inception), and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the consolidated financial position of the Company as of March 30, 2021 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 4 to the financial statement, the Company has not commenced planned principal operations and has not generated revenues or profits. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Artesian CPA, LLC
1624 Market Street, Suite 202 | Denver, CO 80202
p: 877.968.3330 f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Auditor's Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

- Exercise professional judgment and maintain professional skepticism throughout the audit.
- Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.
- Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.
- Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC
Denver, Colorado
September 7, 2021

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202
p: 877.968.3330 f: 720.634.0905
info@ArtesianCPA.com | www.ArtesianCPA.com

Rhove Real Estate 1, LLC
BALANCE SHEET
As of March 30, 2021 (Inception)

ASSETS	$ -
TOTAL ASSETS	$ -
LIABILITIES & MEMBER'S EQUITY	
LIABILITIES	$ -
MEMBER'S EQUITY	
TOTAL LIABILITIES AND MEMBER'S EQUITY	$ -

See accompanying Independent Auditor's Report and accompanying notes, which are an integral part of this financial statement.

F-4

RHOVE REAL ESTATE 1, LLC

Delaware Limited Liability Company

Financial Statements (Unaudited)

June 30, 2021

Rhove Real Estate 1, LLC
BALANCE SHEETS
As of June 30, 2021 (unaudited) and March 30, 2021 (inception) (audited)

	As of Jun 30, 2021	As of Mar 30, 2021
ASSETS		
Deferring Offering Costs	$ 79,979	
TOTAL ASSETS	**$ 79,979**	**$ -**
LIABILITIES AND EQUITY		
Liabilities		
Due to Affiliates	$ 100,025	
Total Liabilities	**$ 100,025**	**$ -**
Equity		
Net Income	$ (20,045)	
TOTAL LIABILITIES AND EQUITY	**$ 79,979**	**$ -**

See Notes to Financial Statements

Rhove Real Estate 1, LLC
PROFIT AND LOSS
For Period from March 31 (inception) to June 30, 2021 (unaudited)

		Mar 31 - Jun 30, 2021
Income		
Total Income		
Gross Profit	**$**	**-**
Expenses		
Legal & Professional Expense	$	20,045
Total Expenses	**$**	**20,045**
Net Operating Income	**$**	**(20,045)**
Net Income	**$**	**(20,045)**

See Notes to Financial Statements

Rhove Real Estate 1, LLC
STATEMENT OF CASH FLOWS
For Period from March 31 (inception) to June 30, 2021 (unaudited)

		Mar 31 - Jun 30, 2021
OPERATING ACTIVITIES		
Net Income	$	(20,045)
Adjustments to reconcile Net Income to Net Cash provided by operations:		
Due to Affliates	$	100,025
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	**$**	**100,025**
Net cash provided by operating activities	**$**	**79,979**
INVESTING ACTIVITIES		
Deferring Offering Costs	$	79,979
Net cash provided by investing activities	**$**	**79,979**
Net cash increase for period	**$**	**-**
Cash at end of period	**$**	**-**

See Notes to Financial Statements

RHOVE REAL ESTATE 1, LLC

NOTES TO THE FINANCIAL STATEMENT

AS OF JUNE 30, 2021

1.ORGANIZATION

Rhove Real Estate 1, LLC (the “Company”) is a series limited liability company organized on March 30, 2021 under the laws of Delaware pursuant to Section 18-215 of the Delaware Act that has been formed to (a) promote, conduct, or engage in, directly or indirectly, any business, purpose, or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire and manage interests in commercial, residential, and mixed-use real estate developments (each a “Project”).   Each such Project to be identified in the applicable “Series Designation” (one or more series as used under section 18-215 of the Delaware Act, each, a “Series”) and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interest therein, and (c) conduct any and all activities related or incidental to the foregoing purposes. Each Series of the Company will acquire and manage an ownership interest in a Project (each such ownership interest, an “Asset”) separate and apart from the assets and liabilities of each other Series. Each Series will operate, to the extent practicable, as if it were a separate limited liability company.

As of June 30, 2021, the Company had not commenced planned principal operations nor generated revenue.  The Company’s activities since inception have consisted of formation activities and preparations to raise capital.  Once the Company commences its planned principal operations, it will incur significant additional expenses.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations of failing to operate the business profitably.

2.MEMBER’S EQUITY

The Company is managed by its sole member, Roost Enterprises, Inc., a Delaware corporation (the “Managing Member”) and each Series is managed by the Managing Member or its designee, as set forth in the Series Designation.  Pursuant to the terms of the Company’s amended and restated limited liability company operating agreement dated July 13, 2021 (the “LLC Agreement”) the Managing Member has all powers and authority of the Company and each Series and their subsidiaries shall be exercised by or under the direction of the Managing Member.   The Managing Member will provide certain management services to the Company and to each of its Series.

The Managing Member is the sole member of the Company and each Series will have multiple investor members (“Investors”) who are entitled to their pro rata share of distributions of free cash flow from the underlying Project in respect to their interest.  All interests shall constitute personal property of the owner thereof for all purposes and the member has no interest in specific assets of the Company or applicable assets of a particular Series.

The Managing Member will be responsible for directing the management of the Company’s business and affairs, managing its day-to-day affairs, and implementing its business plan.  The Managing Member and its officers will not be required to devote all their time to the Company’s business and are only required to devote such time to the Company’s affairs as their duties require.  The Managing Member has a unilateral ability to amend the LLC Agreement and the allocation policy in certain circumstances without the consent of the Investors.

Pursuant to the LLC Agreement, the Managing Member or its designee is entitled to receive compensation in exchange for the performance of asset management services, calculated for each Series, as set forth in the applicable Series Designation.

No Series has been subscribed and no capital has been contributed to the Company as of June 30, 2021.

The debts, obligations, and contract liabilities of the Company and each Series, respectively, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company and each Series, respectively, and no member of the Company and each Series, respectively, is obligated personally for any such debt, obligation, or liability.  Investors are not entitled to any voting rights, except as otherwise required under Delaware law.

Distributions

The Managing Member has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the LLC Agreement.  The Company expects the Managing Member to make distributions from free cash flow in accordance with individual Series Designations.  However, the Managing Member may determine the amount of free cash flow of any Series for any period at any time legally available for the payment of distributions on interests of any Series.  Distributions of free cash flow are subject to certain fees and expenses as described in more detail below. Distributions will first be made to the Managing Member or its designee for its management fees before any distributions to Investors.

3.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted a calendar year as its fiscal year.

The Company’s future financial statements will be presented on the consolidated basis with each of its Series and all intercompany transactions will be eliminated in consolidation.

Use of Estimates

The preparation of the balance sheet in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs.  Prior to the completion of an offering, offering costs are capitalized.  The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed.

Subject to any cap set forth in an applicable Series Designation, the following fees, costs, and expenses in connection with any initial offering and the sourcing and acquisition of a Series Asset shall be borne by the relevant Series: (a) Costs to acquire the Series Asset, (b) Brokerage fee, (c) Offering expenses, (d) Acquisition costs, (e) Operating expenses, (f) Asset management fee and (g) Sourcing fee.

Any brokerage fee, offering expenses, acquisition expenses, sourcing fee, asset management fee and operating expenses shall be allocated by the Managing Member in accordance with the allocation policy.

Each Series will pay or reimburse the Managing Member for all fees, costs, and expenses incurred in connection with evaluation, discovery, investigation and executing the offering, not to exceed 3% of the offering.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable.  Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.  Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g. quotes prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are no active).

Level 3 – Unobservable inputs for the asset or liability.  Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Organizational Costs

In accordance with FASB Accounting Standards Codification (“ASC”) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

The Company is a limited liability company and intends to be taxed as a disregarded entity.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members.  Therefore, no provision for income tax has been recorded in the financial statement.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statement, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  FASB ASC 740 also provides guidance or derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement.  The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

The Company intends to make an election for each Series to be treated as an association taxable as a corporation or as a REIT for U.S. federal income tax purposes.  However, if the Managing Member determines in good faith that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Managing Member may authorize the Company to revoke or otherwise terminate its REIT election.

4.GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations and has not generated revenues or profits since inception.  The Company’s ability to continue as a going concern for the next twelve months is dependent upon the Company’s ability to raise sufficient capital from outside investors and deploy such to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The balance sheet does not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

5.RELATED PARTY TRANSACTIONS

The Managing Member or its designee is entitled to payment as consideration for the performance of asset management services, calculated for each Series, as set forth in the applicable Series Designation.

The Managing Member or its affiliate is entitled to payment as consideration for the performance of sourcing a Series Asset, as specified in each Series Designation.

Subject to any cap set forth in the applicable Series Designation, each Series shall be responsible for payment (or reimbursement to the Managing Member) of its own acquisition costs, brokerage fees, operating expenses, asset management fee, sourcing fee, offering costs, dissolution costs, and costs to acquire assets.

6.RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842).  This ASU requires a lessee to recognize the right-of-use asset and a lease liability under most operating leases in its balance sheet.  The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years.  The management is continuing to evaluate the impact of this new standard on the Company’s financial reporting and disclosures.

Management does not believe that any other recently issues, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet.  As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

7.SUBSEQUENT EVENTS

The Company authorized its initial Series Designation in July 2021, the Gravity Series, and entered into a membership interest purchase agreement (“MIPA”) with The Gravity Project Holdings, LLC (the “Gravity Series Property Partner”) on July 2, 2021, to acquire a 90% to 95% membership interest in The Gravity Project, LLC, an Ohio Limited Liability Company (the “Gravity Series Joint Venture”), for a purchase price of $36,000,000 to $38,000,000. The Gravity Series Joint Venture holds title in fee simple to that certain mixed-use property located at 500 West Broad Street, Columbus, Ohio consisting of 234 apartment units, ±45,664 rsf of office space, ±35,807 rsf of ground-level retail space, and a 564-space parking garage (the “Gravity Series Property”).

The Gravity Series Designation provides for a brokerage fee of up to 2% on the offering proceeds payable to Dalmore Group, LLC, an annual asset management fee in an amount equal 1.0% of the capital contributions made by the Series payable to the Managing Member, a sourcing fee equal to $406,000 not to exceed 1.0% of the offering proceeds, unless waived in part or in whole by the Managing Member in its sole discretion, and other expense allocations related to the Gravity Series. The Managing Member has designated Calvin Cooper as the asset manager of Gravity Series and the associated management fees are to be paid to the Managing Member.

The Gravity Series is planning to raise capital to finance the purchase price through the issuance of up to 40,600,000 Gravity Series Shares (“Gravity Shares”) exempt from registration under Regulation A.  Each Gravity Share will have a share price of $1.

The Gravity Series Property is managed by Kaufman Communities, LLC, an Ohio limited liability company (“Gravity Series Property Manager”) and affiliate of the Gravity Series Property Partner. In exchange for the performance of certain property management services pursuant to a management agreement between the Gravity Series Property Manager and the Gravity Series Joint Venture, Gravity Series the Joint Venture will pay to Gravity Series Property Manager an annual fee of 5.0% of gross receipts collected by the Property relating to residential and garage spaces, and 3.5% of gross receipts relating to commercial and retail space. Additionally, the Gravity Series Property Manager will receive a minimum of $1,000 per month for providing specific accounting systems and services.

The Company authorized its second Series Designation in September 2021, the Empire Series, and entered into a membership interest purchase agreement (“MIPA”) with Ben Eastep (“Empire Series Property Partner”) on September 14, 2021 to acquire up to 32.05% membership interest, in Empire Cooperatives, LLC, an Iowa Limited Liability Company (the “Empire Series Joint Venture”), for a purchase price of up to $500,000. The Empire Series Joint Venture holds title in fee simple to that certain twenty-seven (27) unit multifamily development project located at 601 22nd Avenue, Silvis, Illinois 61282 (the “Empire Series Property”).

The Empire Series Designation provides for a brokerage fee of up to 2% on the offering proceeds payable to Dalmore Group, LLC, an annual asset management fee in an amount equal 1.0% of the capital contributions made by the Series payable to the Managing Member, a sourcing fee equal to $5,350 not to exceed 1.0% of the offering proceeds, unless waived in part or in whole by the Managing Member in its sole discretion, and other expense allocations related to the Empire Series. The Managing Member has been designated as the asset manager and the associated management fees are to be paid to the Managing Member.

The Empire Series is planning to raise capital to finance the purchase price through the issuance of up to 535,000 Empire Series Shares (“Empire Shares”) exempt from registration under Regulation A.  Each Empire Share will have a share price of $1.

The Empire Series Property is managed by Choteau Creek Holdings LLC (“Empire Series Property Manager”). In exchange for the performance of certain property management services pursuant to a property management agreement between the Empire Series Property Manager and the Empire Series Property Partner, the Empire Series Joint Venture will pay the Empire Series Property Manager an annual fee of 5.0% of gross rent receipts collected by the Empire Series Property Manager relating to the Empire Series Property.

The Company authorized its third Series Designation in October 2021, The City Park Quad (Columbus) Series, and entered into a membership interest purchase agreement (“MIPA”) between the Company, BSH RE HOLD LLC, an Ohio limited liability company (“City Park Quad (Columbus) Series Property Partner”) and BSH RE SUB SIX LLC, an Ohio limited liability company (the “City Park Quad (Columbus) Series Joint Venture”) on October 21, 2021 to acquire at least 10.90% up to 54.35% membership interest in the City Park Quad (Columbus) Series Joint Venture for a purchase price of no less than $100,000 or more than $500,000. The City Park Quad (Columbus) Series Joint Venture holds title in fee simple to that certain four (4) unit multifamily property located at 571-575 ½ City Park Avenue, Columbus, Ohio 43215 (the “City Park Quad (Columbus) Property”).

The City Park Quad (Columbus) Series Designation provides for a brokerage fee of up to 2% on the offering proceeds payable to Dalmore Group, LLC, an annual asset management fee in an amount equal 1.0% of the capital contributions made by the Series payable to the Managing Member, a sourcing fee equal to

$5,350 not to exceed 1.0% of the offering proceeds, unless waived in part or in whole by the Managing Member in its sole discretion, and other expense allocations related to the City Park Quad (Columbus) Series. The Managing Member has been designated as the asset manager and the associated management fees are to be paid to the Managing Member.

The City Park Quad (Columbus) Series is planning to raise capital to finance the purchase price through the issuance of up to 535,000 City Park Quad (Columbus) Series Shares, exempt from registration under Regulation A.  Each City Park Quad (Columbus) Series Share will have a share price of $1.

The City Park Quad (Columbus) Series Property is managed by Housepitality LLC (“Property Manager”) and affiliate of City Park Quad (Columbus) Series Property Partner. In exchange for the performance of certain property management services pursuant a management agreement the City Park Quad (Columbus) Series Property Manager will receive an annual fee of 20.0% of all short-term net rental revenues collected by the Property Manager relating to City Park Quad (Columbus) Series Property.

The company filed Form 1-A Regulation A Offering Statement under the Securities Act of 1933 with the Security and Exchange Commission on September 17, 2021.

Management has evaluated all subsequent events through October 28, 2021, the date the financial statement was available to be issued.  Based on this evaluation, no additional materials were identified which require adjustment or disclosure in this financial statement.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A/A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on November 1, 2021.

By:  /s/ Calvin Cooper

Calvin Cooper

Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer and principal accounting officer), President, Managing Director, Chief Investment Officer

November 1, 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticates, acknowledges and otherwise adopts the typed signature above and as otherwise appear in this filing and Offering.

By:  /s/ Calvin Cooper

Calvin Cooper

Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial officer and principal accounting officer), President, Managing Director, Chief Investment Officer

November 1, 2021

III: EXHIBITS

Index to Attached Exhibits

Description                         Item              Exhibit

Broker-Dealer Services Agreement with Dalmore Group, LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Amended And Restated Limited Liability Company Agreement	Item 17.2	1A-2B
Form of Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico, Kendall A. Almerico P.A.	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13

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